UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HIBBETT SPORTS, INC.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HIBBETT SPORTS, INC.
451 Industrial Lane
Birmingham, Alabama 35211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Hibbett Sports, Inc. that will be held at the principal executive offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Thursday, May 24, 2012, at 11:00 A.M., local time for the following purposes:

▪	Election of three (3) Class I Directors for a three-year term expiring in 2015;

▪	Ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2013;

▪	Approval, by non-binding advisory vote, of our executive compensation;

▪	Approval of the 2012 Non-Employee Director Equity Plan;

▪	Approval of an amendment to our Certificate of Incorporation to increase the range of the size of the Board of Directors from six to nine (6 – 9) Directors to seven to ten (7 – 10) Directors; and

▪	Transaction of any other business properly brought before the meeting and any adjournments of the meeting.

Information concerning these and other matters is contained in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 27, 2012 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by the internet or by telephone.  If you request a printed copy of the proxy materials, you may complete and return by mail the proxy or voting instruction card you will receive in response to your request, or you can vote by the internet or by telephone.  If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

By Order of the Board of Directors,
/s/ Elaine V. Rodgers
Elaine V. Rodgers
Secretary

[April 24], 2012
Birmingham, Alabama

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012

The Company’s Proxy Statement and Annual Report to stockholders for the fiscal year ended January 28, 2012 are available at [www.hibbett.com under “Investor Relations”.]

PROXY STATEMENT

HIBBETT SPORTS, INC.
451 Industrial Lane
Birmingham, Alabama 35211

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 24, 2012

GENERAL INFORMATION ABOUT THESE MATERIALS

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 28, 2012, as filed with the Securities and Exchange Commission (SEC).  These materials, along with our Notice of Annual Meeting, will be mailed to our stockholders of record on or about [April 24], 2012.  The exhibits for the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading “Investor Relations.”

Introductory Note

References to “we,” “our,” “us” and the “Company” used throughout this document refer to Hibbett Sports, Inc. and its subsidiaries as well as its predecessors.  Unless specifically indicated otherwise, any reference to “2013” or “Fiscal 2013” relates to our year ending February 2, 2013.  Any reference to “2012” or “Fiscal 2012” relates to our year ended January 28, 2012.  Any reference to “2011” or “Fiscal 2011” relates to our year ended January 29, 2011.  Any reference to “2010” or “Fiscal 2010” relates to our year ended January 30, 2010.  All fiscal years include 52 weeks, with the exception of Fiscal 2013, which will be a 53-week period.

How to Vote

Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.  If you vote by telephone or on the Internet, you do not need to return your proxy card.

Reduce Printing and Mailing Costs

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Proxy Statement and 2012 Annual Report.  Please see the response to the question “What is “householding” and how does it affect me?” for more information on this stockholder program.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail.  Please see the response to the question “Can I access the Notice of Annual Meeting, Proxy Statement and 2012 Annual Report on the Internet?” for more information on electronic delivery of proxy materials.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Thursday, May 24, 2012, at 11:00 a.m., local time, at the corporate offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama.  Stockholders will be admitted to the Annual Meeting beginning at 10:45 a.m., local time.  Seating will be limited.

What is the purpose of this meeting and these materials?

This is the Annual Meeting of our stockholders.  At the Annual Meeting, you will be asked to vote on:

▪	the election of directors for a three-year term expiring in 2015;
▪	the ratification of our Audit Committee's choice of independent registered public accounting firm for 2013;
▪	the approval, by a non-binding advisory vote, of our executive officers' compensation;
▪	the approval of the 2012 Non-Employee Director Equity Plan;
▪	the approval of an amendment to our Certificate of Incorporation to increase the range of the size of the Board of Directors from six to nine (6 – 9) Directors to seven to ten (7 – 10) Directors; and
▪	any other business that may properly come before the meeting.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early through the internet, by telephone or by a proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.  After the conclusion of the formal business of the Annual Meeting, management will give a report on our performance during the fiscal year that ended on January 28, 2012.

How do the directors of the Company recommend that I vote?

The Board of Directors unanimously recommends that you vote:

PROPOSAL 1: FOR the election of Jane F. Aggers, Terrance G. Finley and Alton E. Yother as directors of the Company for terms expiring in 2015;

PROPOSAL 2: FOR the ratification of the Audit Committee’s selection of KPMG, LLP as our independent registered public accounting firm for 2013;

PROPOSAL 3: FOR the approval of our executive officers' compensation;

PROPOSAL 4: FOR the approval of the 2012 Non-Employee Director Equity Plan; and

PROPOSAL 5: FOR the approval of the amendment to our Certificate of Incorporation.

Who is entitled to vote at the Annual Meeting?

Holders of Hibbett Sports, Inc. common stock at the close of business on March 27, 2012, are entitled to receive this Notice and to vote their shares at the Annual Meeting.  As of that date, there were 26,399,256 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

The most common ways in which stockholders hold Hibbett Sports stock are:

▪	directly with our transfer agent, Computershare, Inc. (stockholder of record); or
▪	indirectly through an account with an institutional or nominee holder of our stock such as a broker or bank who is the record holder of the stock (beneficial owner).

If you hold your shares as a stockholder of record, our transfer agent sends the proxy materials to you and your vote instructs the proxies how to vote your shares.

If you hold your shares in street name as a beneficial owner, your broker, bank or other nominee delivers the proxy materials to you.  Your vote instructs your nominee how to vote your shares, and that nominee in turn instructs the proxies how to vote your shares.

How do I vote?

You may vote using any of the following methods:

A.	By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Hibbett Sports, Inc., c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5067.

B.	By Telephone or on the Internet

The telephone and Internet voting procedures established by Hibbett Sports, Inc. for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll free telephone number on the proxy card.  Please have your proxy card in hand when you call.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.investorvote.com/hibb.  Please have your proxy card handy when you go online.  As with telephone voting, you can confirm that your instructions have been properly recorded.  If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Central Daylight Savings Time on May 23, 2012.  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

C.	In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to an independent inspector of the election with your ballot to be able to vote at the Annual Meeting.

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

▪	written notice to the Secretary of the Company;
▪	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
▪	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold:

▪	in certificate form; and
▪	in book-entry form.

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and of our Annual Report, unless one or more of these stockholders notifies us that they wish to receive individual copies.  This procedure is designed to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.  If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, you can request information about householding from your bank, broker or other holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 3:00 p.m., at our principal executive offices at 451 Industrial Lane, Birmingham, Alabama 35211, by contacting the Secretary of the Company.

What is the effect of abstentions and broker non-votes?

Proxies marked “abstain” or proxies required to be treated as broker “non-votes” will be viewed as present for purposes of determining whether there is a quorum at the Annual Meeting.  A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares.  Abstentions with respect to any matter will have the same effect as a vote against that proposal.

Pursuant to New York Stock Exchange (NYSE) rules, brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you.  The ratification of the selection of the independent registered public accounting firm (Proposal 2) is the only item on the agenda for the Annual Meeting that is considered routine.  The election of Directors, the vote on an advisory basis for executive compensation, the vote to approve of the 2012 Non-Employee Director Equity Plan and the vote to approve the Amendment to our Certificate of Incorporation are considered “non-routine” matters.  Due to NYSE rules, brokers are not able to vote your shares with respect to “non-routine” matters if you have not provided instructions.  Therefore, we strongly urge you to vote your shares.

What are the voting requirements to elect the Directors discussed in this Proxy Statement?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.  A majority of the votes cast is required for the election of each Director and for each of the other proposals discussed in this Proxy Statement with the exception of the amendment to our Certificate of Incorporation (Proposal 5) which must be approved by two-thirds of our outstanding shares of common stock entitled to vote.  You may vote “for” or “against” or “abstain” with respect to each vote.

Could other matters be decided at the Annual Meeting?

At the date that this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration, the Board of Directors have designated (on the proxy card enclosed) Michael J. Newsome and Gary A. Smith as proxies who will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and the 2012 Annual Report on the Internet?

The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report, are available on our website at www.hibbett.com.  Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them.  Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.investorvote.com/hibb, simply follow the prompts for enrolling in the electronic proxy delivery service.  You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com and following the enrollment instructions.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically.  Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies.  Directors, executive officers or employees may solicit proxies on our behalf by telephone, electronic transmission and facsimile transmission.  We have hired Corporate Communications, Inc. to distribute and solicit proxies.  We will reimburse Corporate Communications for reasonable expenses for these services.  Total fees and reimbursements paid to Corporate Communications in Fiscal 2012 were approximately $63,000 that included approximately $18,000 for proxy distribution, together with our Annual Report, and solicitation.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes.  Corporate Communications, Inc. will act as independent inspectors of election.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Our Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Guidelines and intends to follow the principles of corporate governance summarized below:

Board Composition

•
Director Independence.  The Board consists of a majority of independent Directors as governed by the independence requirements of the NASDAQ Stock Market (NASDAQ) corporate governance listing standards and any applicable law.  The Board considers all relevant facts and circumstances in making an independence determination.

It is the responsibility of each Director and prospective Director to disclose to the Board any relationship that could impair his or her independence or any conflict of interest with the Company, including, but not limited to, family members, customers, suppliers, legal counsel, consultants of the Company, significant stockholders of the Company and any competitor or other person having an interest adverse to the Company.  Each Director is required to complete an annual questionnaire providing information necessary for the Company to assist the Board in reconfirming each Director’s independence and making required disclosures in the Company’s Proxy Statement, where applicable.

•
Chairman/Lead Director.  The Board elects a Chairman who may be an independent Director, an employee or other non-independent Director.  The duties of the Chairman are assigned by the Company’s By-laws or, from time to time, the Board.  In the event the Chairman is not an independent Director, the Board also designates a Lead Director who shall be an independent Director.  The primary duties of the Lead Director are to preside over executive sessions of solely independent Directors, work with the Chairman to set agendas for meetings of the Board and communicate feedback between the Board and the non-independent Chairman.

After careful consideration, the Board determined that its current leadership structure is the most appropriate for Hibbett and its stockholders.  By structuring the Board composition with a non-independent Director as Chairman, they believe communication between executive management and themselves is enhanced and that the function of the Board in monitoring the performance of senior management of the Company is fulfilled by the presence of outside Directors of stature who have a substantive knowledge of the business.  Michael J. Newsome serves as Executive Chairman of the Board and Alton E. Yother serves as the Lead Director.

Nomination of Directors

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Role of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (NCG Committee) is responsible for the recommendation of Director nominees for election to the Board.  Nominees recommended by the NCG Committee for election may be elected by the Board to fill a vacancy or may be recommended by the Board for election by the stockholders.

Our NCG Committee does not have a written diversity policy, however, it does give consideration to potential candidates who would promote diversity on the Board.

•
Qualification of Directors.  In evaluating candidates for election to the Board, the NCG Committee takes into account the qualifications of the individual candidate as well as the composition of the Board as a whole.  Among other things, the NCG Committee considers:

▪	the candidate’s ability to help the Board create stockholder wealth,
▪	the candidate’s ability to represent the interests of the stockholders,
▪	the business judgment, experience that is relevant to the business and acumen of the candidate,
▪	the need of the Board for Directors having certain skills and experience that is relevant to the business,
▪
the candidate’s ability to fully participate in Board activities and fulfill the responsibilities of a director, including attendance at and active participation in, meetings of the Board or its committees,

▪	other business and professional commitments of the candidate, including the number of other boards (public, private and charitable) on which the candidate serves, and
▪	the financial sophistication of the candidate, including the ability to qualify as “financially literate” under NASDAQ listing standards.

The NCG Committee ensures that one or more of the Directors qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

In making a recommendation regarding the re-election of an existing member of the Board, the NCG Committee considers the Director’s tenure and makes an assessment of the Director’s past contributions and effectiveness as a Board member and his or her ability to continue to provide future value to the Board.  Any Director appointed to the Board by the Board to fill a vacancy will stand for election at the time required under applicable law, generally the next election of the class for which such Director has been chosen.

•
Service on Other Boards.  No Director may serve on more than two boards of publicly-traded companies, other than the Company, without prior approval of the Board.  A Director desiring to serve on another public company board shall notify the NCG Committee before accepting the appointment to that board and provide information requested in order to enable the NCG Committee to determine whether or not the additional directorship impairs the Director’s independence or ability to effectively perform his duties as a Director.  Our Company Counsel advises the NCG Committee as to whether the appointment may impair the Director’s independence or raise other legal issues.  Commitments of a Director or candidate to other board memberships are considered in assessing the individual’s suitability for election or re-election to the Board.

•
Election of Directors.  The voting standard for the election of Directors is established in the Company’s Certificate of Incorporation, in conformity with the By-Laws of the Company.  Our current By-Laws require Directors to be elected by the affirmative vote of a majority of the shares of capital stock of the Company present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter.

•
Stockholder Nominations.  The NCG Committee is responsible for considering any submissions by stockholders of candidates for nomination to the Board, evaluating the persons proposed and making recommendations with respect thereto to the whole Board.

Size of the Board of Directors

Our Board of Directors has a maximum of nine and a minimum of six members.  Within this range, the Board sets the number.  Currently, our Board consists of eight Directors who are divided into three classes. The term of our Class I Directors expires at the close of the Annual Meeting this year.  The term of our Class II Directors expires at the close of the Annual Meeting in 2013.  The term of our Class III Directors expires at the close of the Annual Meeting in 2014.

The size of the Board and experience of Board members that is relevant to the Company’s business is assessed regularly by the NCG Committee.  The Board may increase or decrease the number of Directors within the limits of Delaware law to accommodate the best interests of the Company and its stockholders.

If proposal 5 to amend our Certificate of Incorporation is approved, the size of the range of our Board of Directors will be increased to a maximum of ten and a minimum of seven members.

Director Compensation Review

The NCG Committee annually reviews the Director compensation program and recommends any changes to the Board for approval.  The NCG Committee’s goal is to align the Board with the long-term interests of the Company’s stockholders and to compensate Directors fairly for their work while promoting ownership by the Directors of Company stock.  Outside consultants may be retained to obtain advice on competitive compensation practices.

Director Tenure

The Board has not established a fixed maximum term for a Director, although the NCG Committee considers a Director’s tenure in making a recommendation to the Board whether or not a Director shall be nominated for re-election to another term.  Neither has the Board established a fixed age at which a Director may not be nominated for re-election.

Director Responsibilities

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General.  It is the responsibility of the Directors to exercise their business judgment and act in the best interest of the Company and its stockholders.  Directors must act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics, a copy of which is posted on our website at www.hibbett.com.

•
Understanding of the Company’s Business.  Directors should become and remain informed about our Company and its business, including, among other things, the principal operational and financial objectives, strategies and plans, its results of operations and financial condition, the factors that determine the Company’s success and the risks inherent to the Company and its industry and the control processes with respect to such risks.

•
Ownership of and Trading in Company Securities.  The Directors must adhere to any guidelines established by the Board relating to required ownership of Company equity.  Directors must comply with the Company’s policy on trading in securities of the Company and specific guidance provided by the appropriate Company officers regarding periods when Directors should refrain from trading in the Company’s securities.  Annually, each Director shall sign the Company’s Insider Trading Policy then in effect.

•
Conflicts of Interest.  In the event that any executive officer of the Company has a conflict of interest or seeks a waiver of any other provision of the Code of Business Conduct and Ethics for which a waiver may be obtained, the officer shall notify the Lead Director or a designated Company officer, who shall arrange for the NCG Committee and the Board to consider the request.  The waiver is granted only if approved by both groups.

In the event a Director has an actual or potential conflict of interest with respect to a matter involving the Company, the Board shall determine what action, if any, is required, including whether the Director should recuse himself or herself from discussion or voting with respect to the matter.  In the case of a conflict of interest that is of an ongoing and material nature, the Director shall be asked to tender his or her resignation.

•
Governance Review.  At least annually, the Board reviews the governance structure of the Company, including any provision of its Certificate of Incorporation and By-Laws affecting governance, other arrangements containing provisions that become operative in the event of a change in control of the Company, governance practices and the composition of the Company’s stockholder base.

Attendance and Meeting Materials

Directors are expected to attend Board meetings and Committee meetings on which they serve in order to best fulfill their responsibilities.  Meeting materials are provided to the Board prior to a scheduled meeting.  Directors are responsible for reviewing these materials in advance of the meetings.  All Board members are expected to attend our Annual Meeting of Stockholders unless an emergency prevents them from doing so.  All of our Directors were in attendance at the 2011 Annual Meeting of Stockholders.

Director Orientation

Upon initial election, the Company provides Directors with orientation and reference materials to familiarize themselves with the Company’s senior management, independent registered public accounting firm, Code of Business Conduct and Ethics, Insider Trading Policy and other compliance programs.  In addition, new Directors must attend a director education program within their first three-year term.  The Board also encourages other appropriate Company officers to attend director education programs or other programs as needed to stay informed of trends and changes in corporate governance.

Board Committees

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Committee Designation and Composition.  It is the general policy of the Company that the Board as a whole considers and makes all major decisions other than decisions that are required to be made by independent committees.  As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-traded company.  Currently, these committees are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Additional committees may be established by the Board as necessary or appropriate.

The Board as a whole determines the members and chairs of these Committees.  All Committees are made up of only independent Directors.  The membership of Committees is rotated from time to time.  Committee members and chairpersons serve one-year terms and are appointed by the Board upon recommendation of the NCG Committee.

Each committee determines who attends each meeting and whether the committee wishes to conduct any of its proceedings in an executive session that includes only committee members, provided that each committee will conduct executive sessions, consisting only of independent Directors, not less than twice a year.

•
Committee Compensation.  The Board, upon recommendation of the NCG Committee, establishes the compensation of each committee member and may provide different compensation for members and chairs of various committees.

Audit Committee and Independent Registered Public Accounting Firm

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Audit Committee Independence and Qualifications.  Other than Director fees, Audit Committee members may not receive any additional compensation from the Company.  All members of the Audit Committee shall meet the independence requirements of NASDAQ and the SEC and the financial literacy requirements of NASDAQ, as provided in the Audit Committee Charter.  At least one member of the Audit Committee at all times shall qualify as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

•
Stockholder Vote on Independent Registered Public Accounting Firm.  The Company provides for an advisory stockholder vote to approve the selection of the Company’s independent registered public accounting firm at each Annual Meeting of Stockholders.  The stockholder vote is not binding on the Company or the Board or its Audit Committee and shall not be construed as overruling a selection decision by the Company.

Board Meetings and Agendas

The Board is responsible for an annual review of strategy, financial and capital plans, enterprise risk, as well as quarterly reviews of the performance and plans of the Company’s business and matters on which the Board is legally required to act.  The CEO may propose other key issues for the Board’s consideration.

Agendas and meeting minutes of the committees are shared with the full Board.  The Chairman of each committee develops meeting agendas, with the support of members of management and taking into account the views of the committee members.

Management Attendance

The Board regularly requests the attendance of senior officers of the Company at Board meetings to provide insight and to update items being addressed by the Board or its committees.  The Board and CEO may invite other members of management as it deems appropriate.

Evaluations and Succession Planning

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CEO Review.  The Nominating and Corporate Governance Committee is responsible for conducting an annual review of the CEO’s performance.  The Board reviews the report of the NCG Committee in order to ensure the CEO is providing the best leadership for the Company.

•
Succession Planning.  The Compensation Committee makes an annual report to the Board on succession planning to ensure management continuity.  The CEO recommends and evaluates potential successors and reviews any development plans recommended for such individuals.

Board Assessment

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Board Performance.  Self-assessment of the performance of the Board is conducted annually and is led by the NCG Committee.  These assessments focus on the Board’s contributions to the Company and include a review of any areas the Board or management believes the Board could improve upon.  The Board may, at its discretion, utilize the Company’s Counsel to assist in the development and review of these assessments and has done so in recent years.

•
Director Performance.  The NCG Committee also conducts an annual review of each Director on the Board to assist in determining the proper composition of the Board and each of the committees.  Among consideration is each Director’s attendance at Board and committee meetings, preparation for Board meetings, participation in Board discussions, experiences relevant to the Director’s service on the Board and committees, knowledge in areas relevant to the Company’s business, contributions to the Board’s decision-making process and other such items the NCG Committee believes useful in determining such Director’s qualifications and fulfillment of responsibilities.

Board Interaction with Third Parties and Employees

•
Third Party Access.  The Board recognizes that management speaks on behalf of the Company.  However, the Board has established procedures for third party access to the Executive Chairman and to non-management Directors as a group.  The Board and committees have the right to retain outside financial, legal or other advisors and shall have appropriate access to the Company’s internal and external auditors and outside counsel.

•
Employee Access.  Board members have full access to the Company’s management and employees and will use their judgment to assure that any contacts will not disrupt the daily business operation of the Company.  The CEO and the Secretary of the Company are copied, as appropriate, on any written communication between a Director and an officer or employee.

•
Receipt of Complaints.  The Audit Committee has established procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees, customers or vendors of the Company or any other person of concerns regarding questionable accounting or auditing matters.

Meeting of Independent Directors

The independent Directors meet regularly in executive sessions without management or non-independent Directors.  An executive session is held not less than twice a year and other sessions may be called at the request of the Lead Director or any other non-management member of the Board.

Recoupment Policy

The Board will seek recoupment, in its discretion, from a senior executive of any portion of performance-based compensation as it deems appropriate, if it is determined that the senior executive engaged in fraud, willful misconduct, recklessness or gross negligence that caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements as defined in our Corporate Governance Guidelines.  Performance-based compensation subject to recoupment under these guidelines includes annual cash incentive/bonus awards and all forms of equity-based compensation.

These Corporate Governance Guidelines were adopted by the Board on March 10, 2010 upon recommendation by the NCG Committee.  A copy of these guidelines is posted on our website at www.hibbett.com and accessible to all investors.

Board Oversight of Enterprise Risk Oversight

Enterprise-Wide Risk Oversight

The Board utilizes our Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of our risks.  Management, which is responsible for day-to-day risk management, conducts an annual risk assessment of our business risks and maintains a risk committee that reports to the Audit Committee.  The risk assessment process is global in nature and has been developed to identify and assess the Company’s risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk.  Members of our top management, including our Named Executive Officers (NEOs) and other key personnel, are surveyed and/or interviewed periodically to develop this information.

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee.  As such, our Corporate Risk Assessor reports directly to the Chairman of the Audit Committee as it relates to ERM.  The Audit Committee also oversees the delegation of specific risk areas among the various other Board committees, consistent with their corresponding charters and responsibilities.  As part of the process for each risk, management is required to identify the appropriate manager responsible for monitoring and managing the risk, the potential impact, vulnerability, speed of onset of each risk and management’s initiatives to manage the risk.  In addition, the Board or Audit Committee is updated at least quarterly on these findings.

Each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.  We believe that our approach to ERM optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner for the Company.  We also believe our risk structure complements our current Board leadership structure, as it allows our independent Directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Enterprise-Wide Incentive Compensation Risk Assessment

Our Compensation Committee is responsible for oversight of risk associated with our compensation plans.  In Fiscal 2011, they requested that management conduct a risk-assessment of the Company’s enterprise-wide compensation programs.  As part of the ERM process, the risk assessment was conducted by management, who reviewed cash and equity incentive compensation programs and individual cash incentive awards paid for the presence of certain design elements that could incent employees to incur excessive risk and the presence of other design features that serve to mitigate excessive risk taking, such as the Company’s recoupment policy, stock ownership guidelines, levels of performance metrics and similar features.

After considering the results of the risk assessment in Fiscal 2011, and considering that there was no substantial change to our compensation programs in Fiscal 2012, management concluded that the level of risk associated with the Company’s enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company.

Committee Charters

The responsibilities of each of the committees are determined by the Board and are set forth in the committee’s charters which are reviewed annually and posted on our website at www.hibbett.com.

Communicating with Our Board Members

Our stockholders may communicate directly with our Board of Directors.  You may contact any member (or all members), any committee of the Board or any chairman of any such committee by mail.  Any stockholder desiring to communicate to our Directors may do so by sending a letter addressed to the person, persons or committee the stockholder wishes to contact, in care of Investor Relations, Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211.  The letter should state that the sender is a current stockholder.  We intend to disclose any future changes to this stockholder communication process under the “Investor Relations” heading of our website located at www.hibbett.com.

All mail received as set forth in the preceding paragraph will be examined by management and/or our General Counsel for the purpose of determining whether the contents actually represent messages from stockholders to our Directors.  Relevant communications will be promptly distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Hibbett Sports, Inc. Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

▪	business solicitations or advertisements;
▪	junk mail or mass mailings;
▪	new product suggestions, product complaints or product inquiries;
▪	résumés or other forms of job inquiries; and
▪	spam or surveys.

We will also examine the mailing from the standpoint of security.  Any material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside Director upon request.

Director Qualification Standards

Pursuant to Rule 5000(a)(19) of the NASDAQ Stock Market, Inc. Marketplace Rules, our Board of Directors determines whether each Director is independent.  In accordance with the standards, the Board must determine that an independent Director has no material relationship with us other than as a Director.  The standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit Audit Committee members from having any direct or indirect financial relationship with us, and restrict both commercial and not-for-profit relationships between us and each Director.  We may not give personal loans or extensions of credit to our Directors, and all Directors are required to deal at arm’s length with us and our subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

Director Independence

We are committed to principles of good corporate governance and the independence of a majority of our Board of Directors from our management.  All members of our Audit, Compensation and Nominating and Corporate Governance Committees have been determined by our Board to be independent Directors as defined under Rule 5000(a)(19) of the NASDAQ Stock Market, Inc. Marketplace Rules.

In accordance with these standards, the Board annually reviews Director independence with the help of our Company Counsel.  During this review, the Board considers transactions and relationships between each Director or any member of his or her immediate family and us, our subsidiaries and affiliates.  The Board also considers whether there are any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder).  The purpose of this review process is to determine whether any relationships or transactions exist that are inconsistent with a determination the Director is independent.

As a result of this review, the Board has affirmatively determined that none of our Directors or nominees has a material relationship with us, other than Michael J. Newsome who is a member of management.  All committees of our Board are comprised solely of independent Directors.

In making this determination, the Board considered that in the ordinary course of business, transactions may occur with a company or firm with which we do business and that one or more of our Directors may also have a relationship.  Our Board has determined that such involvement is not material and does not violate any part of the definition of “independent Director” under NASDAQ listing standards.  Mr. Newsome, our only non-independent Director, is not a member of any of our committees.

Policies on Business Ethics and Conduct

Our Board has adopted a Code of Business Conduct and Ethics (Code) for all our employees, executive officers and Directors, including our Executive Chairman, Chief Executive Officer and senior financial officers.  A copy of this Code may be viewed at our corporate website, www.hibbett.com under the heading “Investor Relations.”  The contents of any amendments to the Code are also displayed on our website in lieu of filing them on Form 8-K.  In addition, a printed copy of our Code will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

The Code is intended to focus on areas of ethical and material risk and to help us recognize and deal with ethical issues, provide mechanisms to report unethical conduct and foster a culture of honesty, integrity and accountability.

All of our employees, including our Chief Executive Officer and Chief Financial and Principal Accounting Officer, are required by our policies on business conduct to ensure that our business is conducted in a consistent legal and ethical manner.  These policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees.  Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and protection of confidential information and insider trading, as well as strict adherence to all laws and regulations applicable to our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our policies and procedures.  The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal controls over financial reporting or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  We have such procedures in place.  In addition, we require employees to report to the appropriate internal contacts evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by us or any of our executive officers, Directors, employees or agents.

Board and Committee Meeting Attendance

During Fiscal 2012, the Board of Directors met 9 times.  Each current Director serving on the Board during all of Fiscal 2012 was present for at least 75% of the meetings of the Board and the meetings held by all committees of the Board on which he or she served during the fiscal year, with the exception of Thomas A. Saunders III.

The Board of Directors

Current Nominees (see Proposal Number 1)

Jane F. Aggers, age 64, was appointed to our Board effective December 1, 2010 and is currently serving as a member of our Audit and Compensation Committees.  She holds a Bachelors degree in Business Administration from Bowling Green State University.  Ms. Aggers brings over 40 years of experience in the retail industry and served as President and CEO of Hancock Fabrics, Inc., a specialty fabric and home accessory retailer, from 2005 through January 2011.  Prior to that time, she served as co-founder of MMI, a marketing and business consulting firm and served 24 years in various merchandising roles at Jo-Ann Fabric and Craft Stores, with her last position as Executive Vice President and was a buyer with The Higbee Company.  Additionally, Ms. Aggers has served on the Board of Directors of Hancock Fabrics and Moto Photo, Inc., where she served on the Audit, Compensation and Special Independent Committees.  She has also served on several non-profit and civic boards.  Ms. Aggers’ professional background, particularly as CEO of a publicly-traded company, brings specific knowledge and experience of retailing, including public board experience, merchandising, marketing and management.  She qualifies as an "audit committee financial expert."

Terrance G. Finley, age 58, has been a Director since March 2008 and currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee.  He holds a Bachelors of Administration degree in Political Science and Communications from Auburn University.  Mr. Finley is currently President and Chief Executive Officer of Books-A-Million, Inc., where he has worked as President and Chief Operating Officer, Executive Vice President – Chief Merchandising Officer and in various positions within the merchandising group since 1993.  His current responsibilities include all the company’s store operations, merchandising, marketing, publishing, import and Internet activities.  Mr. Finley is a 34-year veteran of the book industry and has led several of Books-A-Million’s business units, including the launching of its e-commerce effort.  His strong experience in retail store operations, merchandising and marketing are complimentary to the operations of our Company, especially considering that many of our markets are the same.

Alton E. Yother, age 59, has been a Director since August 2004 and serves as the Lead Director of our Board and as a member of all committees of the Board.  He holds a Bachelor of Science degree in Finance from the University of Alabama.  Mr. Yother worked as Executive Vice President and Controller of Regions Financial Corporation (formerly AmSouth Bancorporation) from November 2004 to April 2007 at which time he became Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation until his retirement in April 2008.  Prior to this, he worked for over 24 years for SouthTrust Corporation or SouthTrust Bank.  His most recent duties at SouthTrust were as Executive Vice President, Treasurer and Controller of SouthTrust Corporation from 1998 to 2004.  Mr. Yother strengthens the Board’s collective knowledge and capabilities, by offering an extensive background in management and experience in financial operations and strategic planning, including risk assessment, and brings to the Board strong financial and accounting experience.  He qualifies as an “audit committee financial expert.”

Standing Board Members

Albert C. Johnson, age 67, has been a Director since March 2008 and currently serves as Chairman of our Audit Committee and as a member of our Compensation Committee.  He holds a Masters of Science degree in Systems Management from the University of Southern California and a Bachelors of Science degree in Accounting from Florida State University.  Mr. Johnson is a retired CPA and has been an independent financial consultant since 1998.  He served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998.  Prior to that, he worked for Arthur Andersen LLP from 1965 to 1994 where he retired as the Managing Partner of the firm’s Birmingham, Alabama office.  His over 30 years of experience in manufacturing, distribution, retail, high technology, oil and gas, construction and small businesses offers our Company a broad view of strategic operations and financial and accounting acumen.  Mr. Johnson qualifies as an “audit committee financial expert.”  He also serves as a Director and Chairman of the Audit Committee of Books-A-Million, Inc.

Carl Kirkland, age 70, has been a Director since January 1997 and currently serves as a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  Mr. Kirkland brings over 40 years of experience in the retail industry to our Board as well as public company experience that strengthens the Board’s collective knowledge and capabilities in these areas.  He retired as Chief Executive Officer in March 2001 from Kirkland’s, Inc., a leading specialty retailer of decorative home accessories and gift items.  He is a co-founder of Kirkland’s, Inc. and served as President from 1996 to November 1997 and as Chief Executive Officer from 1966 to 2001.  He served as Chairman of the Board at Kirkland’s from 1996 to 2004 and now serves as a Director and Chairman Emeritus of Kirkland’s.  In addition, Mr. Kirkland currently serves on the Board of Directors of the Bank of Jackson in Jackson, Tennessee.

Michael J. Newsome, age 73, is the only non-independent Director of our Board, and was named Executive Chairman of the Board in March 2010.  He has been a member of our Board since October 1996.  Mr. Newsome served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  He stepped down as our Chief Executive Officer in March 2010.  Since joining us as an outside salesman over 40 years ago, Mr. Newsome has held numerous positions with the Company, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President.  His lifetime of experience in sporting goods retail and specifically with Hibbett is invaluable to us as he has taken us from a small privately-held retailer to the successful public company we are today, operating approximately 830 stores in 26 states.  In 2007, Mr. Newsome was inducted into the Sporting Goods Industry Hall of Fame sponsored by the National Sporting Goods Association.

Ralph T. Parks, age 66, has been a Director since June 2002 and currently serves as Chairman of our Compensation Committee and as a member of our Audit Committee.  Mr. Parks has served as President of RTParks, Inc. since 2002.  From February 2008 through May 2008, Mr. Parks served as Interim CEO of Heelys, Inc., a global distributor of action youth footwear and vendor of Hibbett.  He worked at FOOTACTION USA from 1987 to 1999, when he retired as President and Chief Executive Officer.  Additionally, Mr. Parks’ current Board service includes the Board of Directors of Kirkland’s, Inc., the Audit Committee and Governance Committee of Kirkland’s and the Board of Directors of Heelys.  Mr. Parks’ professional background brings specific knowledge and experience of the sporting goods industry, including branded consumer products, public board experience and people management.

Thomas A. Saunders III, age 75, has been a Director since 1995 and currently serves as a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  He holds a Masters of Business Administration from the University of Virginia Graduate School of Business and sometimes serves as a guest lecturer at the school.  Mr. Saunders owns and is employed by Ivor & Co., LLC, a privately owned investment firm, and has served as its President since May 2000.  He is a retired member of Saunders Karp & Megrue Partners, LLC that controlled SK Equity Fund, L.P., once a major investor in Hibbett Sports, Inc.  Before founding Saunders Karp & Megrue in 1990, he served as a managing director, partner and chairman of a private equity fund of Morgan Stanley & Co. from 1974 to 1989.  Additionally, Mr. Saunders serves as the Lead Independent Director on the Board of Directors of Dollar Tree Stores, Inc. and is a member of their Nominating and Corporate Governance Committee.  He also serves as an advisor to a number of investment funds, none of which Hibbett participates in.  Mr. Saunders, through the SK Equity Fund, was instrumental in supporting the Company’s bid to become a public company.  His vast knowledge and understanding of the public company regulatory environment, including reputational issues, and his experience on private, public and not-for-profit boards brings strategic insight to our Board.

Director Classes

The following table provides Director Class and term expiration information for each Board Member:

	Term Expiration	Board Member
Class I Directors	After Annual Meeting of 2012	Alton E. Yother
Jane F. Aggers Terrance G. Finley

Class II Directors	After Annual Meeting of 2013	Carl Kirkland
Michael J. Newsome
Thomas A. Saunders III

Class III Directors	After Annual Meeting of 2014	Ralph T. Parks
Albert C. Johnson

Committees of the Board of Directors

The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.  The memberships and functions of these committees are set forth below.  The Board has no standing Executive Committee.  Michael J. Newsome is the only non-independent Director on the Board and does not serve on any committee.  The following table below provides Fiscal 2012 membership and meeting information for each of the Board Committees.

Committee	Chairman	Members	Number of Meetings

Audit	Albert C. Johnson	Jane F. Aggers	6
		Terrance G. Finley
		Ralph T. Parks
		Alton E. Yother

Compensation	Ralph T. Parks	Albert C. Johnson	4
		Carl Kirkland
		Thomas A. Saunders III
		Alton E. Yother

Nominating and Corporate Governance	Alton E. Yother	Terrance G. Finley	2
		Carl Kirkland
		Thomas A. Saunders III

Audit Committee

The Fiscal 2012 members of the Audit Committee were Mr. Johnson, Chairman of the Committee, Ms. Aggers and Messrs. Finley, Parks and Yother.  Under the terms of its Charter, the Audit Committee meets no less than four times annually and reviews the Company’s financial performance at least quarterly.  Periodic meetings are also held separately with management and the independent registered public accounting firm to review accounting matters and disclosures in our SEC periodic filings.  The Audit Committee represents and assists the Board with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, our Enterprise Risk Management process, the performance of our internal audit function and the performance of the independent registered public accounting firm.  In addition, the Audit Committee’s responsibilities also include, but are not limited to:

▪
appointing, compensating and overseeing the work of our independent registered public accounting firm,  including resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting;

▪	pre-approving all auditing services, internal control related services and permitted non-audit services performed by the independent registered public accounting firm;
▪	retaining independent counsel, accountants or others to advise the Audit Committee or assist in the conduct of an investigation;
▪
seeking any information it requires from employees, all of whom are directed to cooperate with the Audit Committee’s requests, or external parties and meeting with our officers, the independent registered public accounting firm, internal auditors or outside counsel, as necessary;

▪
reviewing and assessing our overall internal control structure, including consideration of the effectiveness of our internal control system and evaluation of management’s tone and responsiveness toward internal controls and reviewing our policies and procedures for risk assessment and risk management;

▪
reviewing and assessing our financial reporting, including interim, quarterly and annual SEC compliance reporting and evaluating management’s significant judgments and estimates underlying the financial statements;

▪
reviewing and assessing our compliance with financial covenants, legal matters, including securities trading practices, and regulatory or governmental findings which raise material issues regarding our financial statements or accounting policies;

▪	overseeing the audit process, including the adequacy and quality of the annual audit process and the performance and independence of the independent registered public accounting firm;
▪
reviewing and assessing related-party transactions and our Code of Business Conduct and Ethics, including appropriate procedures concerning non-compliance with the Code and appropriate resolution of incidents reported through our anonymous response line;

▪	overseeing complaint procedures and receipt of submissions, particularly those concerning questionable accounting or auditing matters; and
▪	evaluating the Audit Committee’s performance and reviewing the Audit Committee’s charter on an annual basis and presenting the Board with recommended changes.

A copy of the Audit Committee Charter is available on our website at www.hibbett.com under the heading “Investor Relations.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Audit Committee Financial Experts.  Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the SEC.  In addition, our Board has determined that Mr. Johnson, who chairs the Audit Committee, by virtue of his financial experience in public accounting and with both private and public companies, as well as Ms. Aggers and Mr. Yother, because of their career experiences serving in financial capacities of publicly-traded companies, qualify as “audit committee financial experts” within the meaning of applicable regulations of the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Fiscal 2012 members of the Compensation Committee were Mr. Parks, Chairman of the Compensation Committee, and Messrs. Johnson, Kirkland, Saunders and Yother.  Ms. Aggers was appointed to the Compensation Committee in February 2012.  Under the terms of its Charter, the Compensation Committee is directly responsible for developing guidelines and establishing compensation policies for our executive officers as well as producing an annual report for inclusion in our Proxy Statement.  In addition, the Compensation Committee:

▪
develops guidelines and reviews the structure and competitiveness of our executive officer compensation programs, including assessing the appropriate motivation of executive officers to achieve our business objectives in line with our overall strategies for risk management;

▪
oversees an evaluation of the performance of our executive officers, excluding our Executive Chairman and CEO, and approves annual compensation, including salary, bonus, incentive and equity compensation, of all our executive officers, including our Executive Chairman and CEO;

▪	administers our equity award plans for employees and grants equity awards under our equity award plans;
▪	reviews strategy for executive officer succession;
▪	publishes an annual Compensation Committee Report on executive officer compensation for the stockholders; and
▪	evaluates the Compensation Committee’s performance and reviews the Compensation Committee’s charter on an annual basis and presents the Board with recommended changes.

The Compensation Committee may, at its sole discretion, employ a compensation consultant that reports directly to the Compensation Committee, and has done so, to assist in the evaluation of the compensation of our CEO and other elected executive officers.

A copy of the Compensation Committee Charter is available on our website at www.hibbett.com under the heading “Investor Relations.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee

The Fiscal 2012 members of the NCG Committee were Mr. Yother, Chairman of the Committee, and Messrs. Finley, Kirkland and Saunders.  The NCG Committee is authorized to exercise oversight with respect to the nomination of candidates for the Board in such a fashion as determined from time to time by the Board.  The NCG has recommended the election of Ms. Aggers, Mr. Finley and Mr. Yother as Class I Directors at the 2012 Annual Meeting of Stockholders.  Under the terms of its Charter, the NCG Committee meets at least one time annually.

The Nominating and Corporate Governance Committee’s purpose is to advise the Board on the composition, organization, effectiveness and compensation of the Board and its committees and on other issues relating to the Company’s corporate governance.  The NCG Committee’s duties and responsibilities primarily relate to director nominations, Board and Committee effectiveness, Board structure and Director compensation, corporate governance and stockholder communications and disclosure.  Specifically, the NCG Committee is responsible for:

▪
recommending candidates to be nominated by the Board, including the re-nomination of any currently serving Director, to be placed on the ballot for stockholders to consider at the Annual Meeting or recommending nominees to be appointed by the Board to fill interim director vacancies;

▪
leading the Board in its annual performance evaluation and conducting annual performance self-evaluations of the NCG Committee and each Director of the Board as well as the Executive Chairman and the CEO;

▪	reviewing periodically the membership and Chair of each committee of the Board and recommending committee assignments to the Board, including rotation or reassignment of any Chair or committee member;
▪	recommending policies for compensation, including equity compensation, for independent Board members, in line with our overall strategies for risk management;

▪	monitoring significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each Director;
▪	evaluating and administering the Corporate Governance Guidelines of the Company and recommending changes to the Board and reviewing the Company’s governance structure; and
▪
establishing procedures for communicating with stockholders and assisting management in the preparation of the disclosure in our Proxy Statement and other documents filed with the SEC regarding Director independence and the operations of the NCG Committee.

The Nominating and Corporate Governance Committee has written policies in place for accepting Director nominations from stockholders and identifying nominees for Director as well as minimum qualifications for Director nominees that are described in detail beginning on page 10.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.hibbett.com under the heading “Investor Relations.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Compensation of Non-Employee Directors

Director Compensation Table

Annual compensation for non-employee Directors for Fiscal 2012 was comprised of cash and equity compensation.  Each of these components and the total compensation amounts of our non-employee Directors for Fiscal 2012 are shown in the following table.

Director Compensation
For the Fiscal Year Ended January 28, 2012
(in dollars)

Director	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Jane F. Aggers (5)	$--	$60,000	$10,363	$--	$--	$70,363
Terrance G. Finley	$60,000	$--	$62,883	$--	$--	$122,883
Albert C. Johnson	$70,000	$--	$62,883	$--	$--	$132,883
Carl Kirkland	$60,000	$--	$62,883	$--	$--	$122,883
Ralph T. Parks	$70,000	$--	$62,883	$--	$--	$132,883
Thomas A. Saunders III (6)	$--	$--	$135,749	$--	$--	$135,749
Alton E. Yother	$95,000	$--	$62,883	$--	$4,736	$162,619

Note:  The Director Compensation Table requires a column for Change in Pension Value and Nonqualified Deferred Compensation Earnings of which we have none.  Therefore, for presentation purposes, this column was omitted.

(1)	Stock awards represent Ms. Aggers director fee income that was deferred into stock (see Note 5).

(2)
Options awarded represent the annual award to Directors of 5,000 options to purchase our common stock, with the exception of Ms. Aggers, who received a pro-rata grant of 824 options to purchase our common stock.  Mr. Saunders’ also includes his director fee income that was deferred into options (see Note 6).  Options are valued at their grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation –Stock Compensation (ASC Topic 718).  Total options outstanding to purchase our common stock at January 28, 2012 for our current Directors, were as follows:

Director	Options Outstanding	Expiration Dates
Ms. Aggers	10,824	12/1/2020 - 3/16/2021
Mr. Finley	24,451	3/14/2018 - 3/16/2021
Mr. Johnson	22,451	3/14/2018 - 3/16/2021
Mr. Kirkland	30,000	1/27/2016 - 3/16/2021
Mr. Parks	25,000	1/27/2016 - 3/16/2021
Mr. Saunders	79,758	1/30/2014 - 12/31/2021
Mr. Yother	52,079	8/19/2014 - 3/16/2021

Following is the weighted average fair value of each option granted during the fiscal year ended January 28, 2012.  The fair value was estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions for each grant date:

Grant date	3/16/11	3/31/11	6/30/11	9/30/11	12/31/11
Exercise Price	$31.26	$35.81	$40.71	$33.90	$45.18
Weighted average fair value at date of grant	$12.58	$14.52	$15.95	$13.86	$17.92
Expected option life (years)	4.67	4.67	4.67	4.75	4.75
Expected volatility	45.52	45.26	44.31	47.6	46.18
Risk-free interest rate	1.72%	2.07%	1.61%	0.90%	0.78%
Dividend yield	None	None	None	None	None

See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed March 26, 2012 for additional information regarding the Company’s assumptions concerning expected option life, expected volatility, risk-free interest rate and dividend yield.

(3)	No non-equity incentive plan compensation payments were made for Director services in Fiscal 2012 or are contemplated under our current compensation structure for Directors.

(4)
All other compensation primarily consisted of occasional gifts to Directors such as sporting goods merchandise and was inconsequential.  For Mr. Yother, other compensation consisted of interest earned on his deferred compensation in Fiscal 2012.

(5)
Ms. Aggers elected to defer all fees earned into stock units subject to the provisions of the Amended 2005 Director Deferred Compensation Plan.  Fees earned by Ms. Aggers were $60,000.  Allocations of deferred fees are calculated each calendar quarter.  The Fiscal 2012 fees converted into 1,561 stock units that will release based upon her election at deferral.

(6)
Mr. Saunders elected to defer all fees earned into stock options subject to the provisions of the Amended 2005 Director Deferred Compensation Plan.  Fees earned by Mr. Saunders were $60,000.  Allocations of deferred fees are calculated each calendar quarter.  The Fiscal 2012 fees converted into 4,733 options to purchase shares of our common stock.

Fees Earned or Paid in Cash

Fees earned or paid in cash consist of annual Board fees and annual retainers for our Lead Director and Chairmen of our Audit and Compensation Committees.  The Board has adopted the following pay structure for independent Directors:

Annual Retainer	$60,000	Paid quarterly to all independent Directors
Lead Director	$35,000	Additional annual retainer, paid quarterly
Audit Committee Chair	$10,000	Additional annual retainer, paid quarterly
Compensation Committee Chair	$10,000	Additional annual retainer, paid quarterly

Effective Fiscal 2013, the pay structure was revised to raise the additional annual retainer for the Audit Committee and Compensation Committee Chairs to $15,000.  The Lead Director also acts as Chairman of the Nominating and Corporate Governance Committee.  Payments to our independent Directors may be paid in cash or may be deferred into stock units, stock options or cash.  Each Director serves on a minimum of two committees with the Lead Director a member of each committee.  Ms. Aggers, who was appointed in December 2010, served on the Audit Committee only in Fiscal 2012, but was also appointed to the Compensation Committee effective Fiscal 2013.

The total fees earned or paid in cash during Fiscal 2012 are outlined in the following table:

Director	Annual Retainer	Lead Director Retainer	Committee Chairman Retainer	Total Fees Earned	Total Paid in Cash
Ms. Aggers (1)	$60,000	$--	$--	$60,000	$--
Mr. Finley (2)	$60,000	$--	$--	$60,000	$60,000
Mr. Johnson (2)	$60,000	$--	$10,000	$70,000	$70,000
Mr. Kirkland (2)	$60,000	$--	$--	$60,000	$60,000
Mr. Parks (2)	$60,000	$--	$10,000	$70,000	$70,000
Mr. Saunders (3)	$60,000	$--	$--	$60,000	$--
Mr. Yother (2)	$60,000	$35,000	$--	$95,000	$95,000

(1)	All fees deferred into stock units pursuant to the Amended 2005 Director Deferred Compensation Plan.

(2)	All fees paid in cash.

(3)	All fees deferred into stock options pursuant to the Amended 2005 Director Deferred Compensation Plan.

Equity Plans for Directors

There were two plans that governed equity awards to non-employee Directors during Fiscal 2012.

The Amended and Restated 2006 Non-Employee Director Equity Plan (NEDEP) provides for grants of equity awards to non-employee Directors.  Each non-employee Director who is elected or appointed to the Board may receive, upon election, up to 15,000 options to purchase shares of our common stock.  Non-employee Directors, who have served a full fiscal year, may receive up to 10,000 options to purchase shares of our common stock, pro-rated for Directors who served less than one full fiscal year.  The Board of Directors has the discretion to, and has elected to, reduce the actual grants below the stockholder approved maximum amounts.  Board members currently receive 10,000 options to purchase shares of our common stock upon election to the Board and 5,000 options to purchase shares of our common stock for each full fiscal year of service, pro-rated for Directors who serve less than one full fiscal year.

The NEDEP also allows for the award of other equity instruments such as stock appreciation rights, restricted stock and restricted stock units.  As of the date of this Proxy Statement, only stock options have been awarded to non-employee Directors under the NEDEP.

Proposal 4 is asking our stockholders to approve the 2012 Non-Employee Director Equity Plan (2012 Plan), which, if approved, would grant the Board more flexibility by:

▪	allowing the Board to grant the annual equity award based on overall value, whereas the NEDEP only allows an annual award to Directors in the form of stock options;
▪	allowing a Director to elect the form of their equity awards; and
▪	allowing a Director the ability to defer the income from their equity awards.

The proposed 2012 Plan would authorize the issuance of 500,000 shares of common stock subject to its terms and would replace the NEDEP which currently has 475,165 shares available for future grants.  The shares available for future grants under the NEDEP would lapse and be replaced by the 500,000 shares authorized in the 2012 Plan.  (See Proposal 4.)

The Amended 2005 Director Deferred Compensation Plan (Deferred Plan) allows each non-employee Director the option to defer all or a portion of the Board fees into cash, stock units or stock options annually on a calendar year basis.  Any eligible Director may make a deferral by delivering an election to us not later than December 31 of the year immediately preceding the year to which the election is related.  Newly elected or appointed eligible Directors have 30 days following the date on which they first became a Director to make such election.

Two of the seven eligible Directors deferred all of their fees in Fiscal 2012 and again for Fiscal 2013.  Ms. Aggers and Mr. Saunders have elected to defer their fees into stock options for Fiscal 2013.  Deferrals to stock options are governed by the NEDEP.

Stock Awards.  Under the Deferred Plan, Ms. Aggers elected to defer all Board and committee fees earned during Fiscal 2012 into stock units (governed by the NEDEP).  The total fees earned each calendar quarter are divided by the closing price on the last day of the calendar quarter to determine the number of stock units earned for that period.  Ms. Aggers deferred total fees of $60,000 in Fiscal 2012.  The Fiscal 2012 fees converted into 1,561 stock units.

Option Awards.  The annual option grant to non-employee Directors occurs on the same date as the annual grant of equity awards to management and our other employees.  The Compensation Committee has adopted the third business day following the release of operational results for the fiscal year as the grant date for annual management and employee awards.  Therefore, stock awards under the NEDEP relating to service during the current fiscal year are awarded the following fiscal year to eligible directors serving as a director on the last day of our fiscal year.  Six of our seven eligible Directors served the full fiscal year and were awarded 5,000 options to purchase our common stock pursuant to the provisions of the NEDEP on March 17, 2011.  Ms. Aggers was awarded 824 options to purchase our common stock based on her pro-rata days of service in Fiscal 2011.

Under the Deferred Plan, Mr. Saunders elected to defer all Board and committee fees earned during Fiscal 2012 into stock options (governed by the NEDEP).  The total fees earned each calendar quarter is divided by the closing price on the last day of the calendar quarter times a factor of 0.33 to determine the number of stock options earned for that period.  Mr. Saunders deferred total fees of $60,000 in Fiscal 2012.  The Fiscal 2012 fees converted into 4,733 options to purchase shares of our common stock.

Options awarded to outside Directors vest immediately upon grant and expire on the tenth anniversary of the date of grant.  We apply the fair value recognition provisions of ASC Topic 718.  The fair value of each stock option is estimated on the grant date using the Black-Scholes option-pricing model.  (See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed on March 26, 2012.)

All Other Compensation

We have determined that there was no other compensation paid to Directors for director services in Fiscal 2012 except the occasional gift usually in the form of sporting goods merchandise such as footwear or apparel and the interest earned on Mr. Yother’s deferred compensation.  The occasional gifts have an immaterial market value.  Each Director is entitled to reimbursement for his/her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.  The interest earned by Mr. Yother on his deferred compensation of $4,736 is not included in the Fees Earned or Paid in Cash Table.

Director Compensation Changes for Fiscal 2013

On November 16, 2011, the Board approved an increase of the annual retainers to the Chairpersons of both the Audit Committee and Compensation Committee from $10,000 to $15,000.  The increase is effective for Fiscal 2013.

On March 8, 2012, the Board approved the 2012 Plan, pending the approval of our stockholders.  The 2012 Plan would affect Director compensation by changing the form of the annual equity award from a specified number of stock options to a specified value of equity.  The specified value of the annual equity award would be determined by the Board of Directors at a meeting following approval by our stockholders, not to exceed $150,000.  The form of the equity award would be elected by each individual Director, in advance of the award, and the number of shares awarded determined by the stock price on the date of grant.  The 2012 Plan, if approved, would be effective for the Fiscal 2014 annual grant to Directors.  (See Proposal 4.)

No other changes to Director compensation, either in fee structure or in equity awards has been recommended or approved for Fiscal 2013.

Stock Ownership Guidelines for Non-Employee Directors

The Compensation Committee has adopted stock ownership guidelines in an effort to better align personal and corporate incentives of Directors with our stockholders.  Within four years of a Director’s election or appointment, non-employee Directors are required to maintain ownership of Company equity in an amount equal to three times (3x) their standard Director fees.  Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of the fiscal year ended January 28, 2012, all of our non-employee Directors were in compliance with the stock ownership guidelines.

COMPENSATION COMMITTEE REPORT

The Compensation Discussion and Analysis (CD&A) is intended to provide our stockholders with information about our compensation philosophy and to understand our rationale and decision-making process concerning our compensation practices with respect to our NEOs.  The CD&A should be read in conjunction with the Summary Compensation Table, related tables and narrative disclosures contained within.

The Compensation Committee has reviewed the CD&A included in this report and discussed it with management.  In reliance on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis following this report be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012.

Submitted by the members of the Compensation Committee of the Company’s Board of Directors:

Ralph T. Parks, Chairman; Albert C. Johnson; Cark Kirkland; Thomas A. Saunders III; Alton E. Yother

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Risk Assessment

As part of our overall enterprise risk assessment, we conducted an assessment of our compensation plans and measures to evaluate whether the plans may cause the Board, executives, managers and/or all employees to act in an undesired manner inconsistent with Company objectives, strategies and ethical standards and with prudent business practices.  We further evaluated whether the Company may fail to identify Key Performance Indicators (KPI) and/or accurately report existing KPIs.

We presented and discussed the findings of the risk assessment with the Audit Committee.  Based upon the assessment and discussions with the Audit Committee, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Hibbett.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries.  In addition, none of the members of the Compensation Committee has or had any relationship with the Company during Fiscal 2012 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

The NEOs for Fiscal 2012 are the Chief Executive Officer (CEO) and President, the Chief Financial Officer (CFO) and Senior Vice President, the Executive Chairman of the Board, the Senior Vice President of Operations and the Senior Vice President of Merchandising.  Our “low-cost operator” corporate culture is reflected in the Compensation Committee’s philosophy for its executives, especially with respect to compensation that is assured and not contingent on performance.

The primary objectives of our executive compensation program are to:

▪	Attract and retain highly qualified executive officers and motivate them to deliver a consistently high level of performance.
▪
Align the economic interests of our executive officers with those of our stockholders by placing a substantial portion of their compensation at risk through performance goals that, if achieved, are expected to increase total stockholder return.

▪
Reward performance that emphasizes teamwork among executive officers that supports healthy Company growth and supports the Company’s values by promoting a culture of integrity, business ethics and customer service.

We delivered strong financial results in Fiscal 2012, as evidenced by the following highlights:

▪	Net sales increased 10.2% to $732.6 million
▪	Net income increased 27.3$ to $59.1 million
▪	Diluted earnings per share increased 34.4% to $2.15 per diluted share
▪	Stock price increased 52.9% from $32.02 to $48.95

(See Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K filed on March 26, 2012 for a detailed description of our financial results for Fiscal 2012.)

These financial results benefited our stockholders and are also reflected in the compensation earned by our NEOs in Fiscal 2012.  The performance and pay results are strong indicators that our business strategy and compensation philosophies are appropriately synchronized.

The Compensation Committee structures the total compensation program for executives to consist of:

▪	base salary,
▪	performance-based cash bonuses,
▪	performance-based equity awards, and
▪	certain other benefits, including a nonqualified deferred compensation plan and supplemental 401(k) plan discussed in more detail later in this document.

Our compensation program has been consistently applied by the Compensation Committee for several years.   The Compensation Committee believes that a majority of the total compensation opportunity for executives should be allocated to cash bonuses and equity awards that are contingent on the achievement of pre-determined performance measures in order to align compensation with the interests of stockholders.  Performance measures for management are based on Company-wide targets, with a greater emphasis for more senior personnel.

At the 2011 Annual Meeting of Stockholders, our stockholders overwhelmingly approved our Fiscal 2011 executive compensation program, receiving 95.1% of votes cast in favor.  The Compensation Committee concluded that the stockholders support our compensation policies and programs, which the Compensation Committee believes continue to provide a competitive pay-for-performance package that effectively incentivizes our NEOs and reinforces the Compensation Committee’s views that our executive compensation program is achieving its objectives without giving rise to excessive risk.

Total Compensation Program Objectives and Philosophy

Individual compensation levels are based upon the duties and responsibilities assumed by each executive officer, individual performance and the attainment of individual goals.  The Compensation Committee has decided to base all of the performance-based compensation, including equity awards, on the achievement of Company goals, with the exception of newly-hired executives whose initial bonuses and equity are typically based on service.  The Compensation Committee’s philosophy is that a higher percentage of pay dependent on our performance adds stockholder value by aligning executive compensation with revenue and net income growth.

Long-term compensation for NEOs consists of equity awards such as stock options and restricted stock units (RSUs).  In determining equity awards, the Compensation Committee endeavors to reinforce the “pay-for-performance” philosophy while encouraging share ownership and retention.  The Compensation Committee has currently opted to award only RSUs in the annual employee award, which includes our NEOs.  The RSU awards to our NEOs contain performance and service criteria set by the Compensation Committee that must be achieved in order to be earned.  (See “Future Planning” on page 48).  The awarding of performance-based RSUs (PSUs) is designed to align stockholder and management interests through incentives that encourage the highest level of corporate governance and focus on rewarding our executives for increased Company value and financial results over the long-term, without encouraging excessive or unnecessary risk-taking.  The form and composition of equity awards, as well as other elements of compensation, may be adjusted in the future as our compensation philosophy evolves.

Role of Our Compensation Committee

The Compensation Committee approves all compensation and equity awards to our NEOs, including the CEO.  The Compensation Committee reviews the compensation of the CEO and, following discussions with him where it deems appropriate, establishes his compensation.  The Compensation Committee also oversees the performance evaluation of all our NEOs, with the exception of the Executive Chairman and the CEO, whose performance evaluations fall under the duties and responsibilities of the Nominating and Corporate Governance (NCG) Committee.  Our Compensation Committee considers the performance appraisals conducted by the NCG Committee as part of its consideration for executive compensation for such individuals.  Our Compensation Committee also administers the Company’s 2005 Equity Incentive Plan, as amended and restated (EIP) and approves all equity grants to executive officers.

The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs and has taken steps to significantly enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that we maintain strong links between executive pay and Company performance.  The Compensation Committee actively and consistently:

▪	holds executive sessions without the presence of management;
▪	reviews and implements a compensation structure for our NEOs;
▪	considers succession plans and strategies for our key executive positions; and
▪	monitors stock ownership of our NEOs.

The Compensation Committee’s Charter reflects these and other responsibilities, and the Compensation Committee and the Board periodically review and revise the Compensation Committee Charter.  The NCG Committee recommends the Compensation Committee’s membership.

Role of Executive Officers in Compensation Decisions

Michael J. Newsome, our Executive Chairman, annually reviews the performance of our CEO with the NCG Committee, while Jeffry Rosenthal, our CEO and President, annually reviews the performance of the other NEOs, excluding the Executive Chairman, with the Compensation Committee.  Recommendations are made accordingly, with respect to each key element of executive compensation for NEOs, excluding the Executive Chairman.  The Compensation Committee generally approves the recommendations with minor adjustments.  As prescribed in the Company’s Statement of Employee Equity Grant Practices, the Compensation Committee conducts these reviews within 90 calendar days of the Company’s fiscal year end.  The only other role NEOs have in the determination of executive compensation is in the recommendation of the annual Company budget from which performance levels are based for incentive bonuses and performance-based equity awards.  The annual Company budget is presented by management to the entire Board for review and approval.

Peer Group

The Compensation Committee has identified a group of 14 companies as its peer group, based on such factors as their sales volume, geographical regions of operations and industry concentration.  Following is a list of the companies which were most often used by the Compensation Committee in Fiscal 2012 when considering executive compensation and for executive compensation analysis:

Big 5 Sporting Goods Corp.	Finish Line, Inc.	Shoe Carnival, Inc.
Books-A-Million, Inc.	Footlocker, Inc.	Sport Chalet, Inc.
Brown Shoe Co., Inc.	Genesco, Inc.	Stage Stores, Inc.
Dicks Sporting Goods, Inc.	Hastings Entertainment, Inc.	Urban Outfitters, Inc.
DSW, Inc.	Kirkland's, Inc.

Compensation Program Principles

Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

▪
Pay for performance.  A substantial portion of the total compensation of our executive officers is composed of annual and long-term incentive payments that are earned upon achievement of financial results that contribute to total stockholder return.

▪
Reward long-term growth and sustained profitability.  Our equity awards are based on a combination of short-term and long-term financial goals.  These awards require sustained financial performance to deliver significant value and encourage our executive officers to deliver continued growth over an extended period of time.

▪
Modest benefits and limited perquisites.  We provide standard employee benefits and very limited perquisites or other forms of compensation to our NEOs.  Any perquisites received are generally available to other levels of management and employees.  We believe our compensation program provides adequate financial opportunities to our executive officers to the extent that extra benefits and perquisites are not required to attract and retain such executives.

Compensation Benchmarking; Role of Compensation Consultants

The Compensation Committee’s goal is to set our NEOs’ base salaries at a level that is competitive, but lower than the average base salary of the comparable position within our peer group.  Bonuses and equity awards are performance-based and offer our NEOs the opportunity to increase their overall compensation by achieving strong financial results that benefit the Company and add value to our stockholders.

The Compensation Committee has not utilized the services of an external compensation consultant since Fiscal 2008.  The Compensation Committee believes that the in-depth studies performed by the consulting firm Hewitt Associates at that time provided useful guidance that they could use to shape executive compensation packages for many years.  The Compensation Committee retains the right to retain such services in the future at its discretion.

Elements of our Compensation Program

Compensation Element	Objective	Form and Type of Compensation
Base Salary	To provide a minimum, fixed level of cash compensation for executive officers	Annual cash compensation; Not at risk
Bonus and Non-Equity Incentives	To encourage and reward executive officers for achieving annual corporate performance goals	Annual performance compensation; At risk
Equity Awards	To motivate and retain executive officers and align their interest with stockholders through:
	Performance-based RSUs based on short-term financial goals and long-term service	Short-term performance compensation; At risk
	Performance-based RSUs based on long-term financial goals	Long-term performance compensation; At risk
Employee Benefits	To promote health, well-being and financial security of employees, including executive officers	Annual indirect compensation, Not at risk

Annual Cash Compensation

Base Salary

We provide our executives with assured cash compensation in the form of base salary.  We use base salary as the foundation for the other components of compensation.  The salary levels for our executive officers for the fiscal year ended January 28, 2012, including the salary of Mr. Rosenthal as CEO and President and Mr. Newsome as Executive Chairman, are based upon individual performance and responsibility, as well as the salary levels paid by other similarly situated sporting goods and specialty retail companies from our peer group.  Based upon a review of such companies, the base salary levels approved by the Board of Directors are generally lower than the average salary levels of such companies because the Compensation Committee’s philosophy is that performance-based pay adds more value to the stockholder.

Base salary is competitive but generally conservative when compared to other retail, general industry and manufacturing organizations.  Substantial additional earnings opportunities are provided primarily through achievement of Company performance goals that also apply to equity-based awards.  We have set a moderate base pay and combined it with a significant performance component that provides our executives with an incentive-based compensation scheme consistent with our emphasis on being a “low-cost operator.”

Bonus and Non-Equity Incentive Plan Compensation

Our cash bonus program is subject to the Bonus Plan adopted by our stockholders and is structured to be qualified performance-based compensation while protecting the Company’s deductibility of executive compensation under Internal Revenue Code Section 162(m).  With the adoption of the Bonus Plan, the Compensation Committee has guidelines by which to offer incentives to executive officers through the use of qualified performance-based compensation.  The Bonus Plan allows flexible compensation alternatives within our overall compensation philosophy.

The program is designed to provide short-term incentive compensation to our executives based upon pre-established performance goals for the Company and each executive, individually.  The Compensation Committee determines the amounts of target bonus awards for each executive as a percent of their base salary.  The cash bonuses approved by the Compensation Committee as earned by our NEOs as a percent to base salary over the last three fiscal years were as follows:

Range of Payout
Fiscal 2012	75.0% - 125.0%
Fiscal 2011	75.0% - 139.5%
Fiscal 2010	37.5% - 110.0%

The high range of the cash bonus for Fiscal 2011 and the low range of the cash bonus for Fiscal 2010 represent bonuses paid to our Senior Vice President of Merchandising and were not contingent on the achievement of any performance criteria.

Bonus targets emphasize individual contribution to our success during the year and the performance of those aspects of our business for which each executive has responsibility.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

The following table illustrates the executives’ combined bonus potential for Company and individual goals as a percent of individual base salaries for Fiscal 2012, Fiscal 2011 and Fiscal 2010:

NEO	Position	Fiscal 2012	Fiscal 2011	Fiscal 2010
Jeffry O. Rosenthal (1)	Chief Executive Officer and President	80.0%	70.0%	90.0%
Gary Smith	Senior Vice President and Chief Financial Officer	60.0%	60.0%	80.0%
Michael J. Newsome (2)	Executive Chairman	100.0%	100.0%	100.0%
Cathy E. Pryor	Senior Vice President of Operations	60.0%	60.0%	80.0%
Rebecca A. Jones (3)	Senior Vice President of Merchandising	60.0%	124.5%	37.5%

(1)
Mr. Rosenthal was promoted to Chief Executive Officer and President in May 2010.  He was formerly President and Chief Operating Officer and Vice President of Merchandising.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

(2)
Mr. Newsome was named Executive Chairman in May 2010.  He was formerly Chief Executive Officer and Chairman of the Board.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

(3)
Ms. Jones was hired as Vice President of Merchandising in August 2009.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.  A portion of her Fiscal 2011 bonus and all of her Fiscal 2010 bonus was not based on Company or individual goals, but was awarded at the discretion of the Compensation Committee.

Company performance goals were based on earnings before interest and taxes (EBIT) determined by the annual budget as approved by the Board of Directors for Fiscal 2012, Fiscal 2011 and Fiscal 2010.  The following table compares the Company and individual bonus potential for each of our NEOs as a percentage of total bonus potential for Fiscal 2012, Fiscal 2011 and Fiscal 2010:

	Fiscal 2012		Fiscal 2011		Fiscal 2010
NEO	Company Bonus	Individual Bonus	Company Bonus	Individual Bonus	Company Bonus	Individual Bonus
Mr. Rosenthal	100.0%	0.0%	100.0%	0.0%	100.0%	0.0%
Mr. Smith	100.0%	0.0%	100.0%	0.0%	100.0%	0.0%
Mr. Newsome	100.0%	0.0%	100.0%	0.0%	100.0%	0.0%
Ms. Pryor	100.0%	0.0%	100.0%	0.0%	100.0%	0.0%
Ms. Jones	100.0%	0.0%	53.8%	46.2%	0.0%	100.0%

Beginning in Fiscal 2010, the Compensation Committee made each NEO’s bonus contingent solely upon Company performance with the exception of Ms. Jones, whose bonuses were a combination of a guaranteed cash bonus and Company bonus for Fiscal 2011 and a guaranteed cash bonus for Fiscal 2010.  This annual cash bonus represents the Compensation Committee’s “pay for performance” philosophy.  If the EBIT target that is established is exceeded, then the NEO earns more up to 125% of the target bonus; if we fall short of our EBIT target, then the NEO earns less or nothing at all.  This tiered structure is applied to all our NEOs and also to the employee cash bonus portion that is contingent on the EBIT goal.

For Fiscal 2012, Fiscal 2011 and Fiscal 2010, the executive’s (and employees) earned percentages of his or her Company performance bonus depended on the Company’s actual performance in relation to the Company’s performance goal as summarized in the following table:

% of Company Performance Goal Attained	Portion of Executive’s Company Performance Bonus Deemed Earned
Below 85.0%	0.0%
85.0%	62.5%
90.0%	75.0%
95.0%	87.5%
100.0%	100.0%
105.0%	112.5%
110.0% or above	125.0%

For Fiscal 2012, Fiscal 2011 and Fiscal 2010, the Company performance goal was based on EBIT.  The following table sets forth the EBIT goal for each year and the level achieved and paid out to our NEOs (and employees in our bonus pool) based on that achievement:

	EBIT Goal	EBIT Achieved	% of Goal Achieved	% of Payout
Fiscal 2012	$77.5 million	$93.6 million	120.8%	125.0%
Fiscal 2011	$54.0 million	$73.5 million	136.2%	125.0%
Fiscal 2010	$50.3 million	$52.4 million	104.0%	110.0%

The Compensation Committee strives to set goals that motivate our executive officers to improve performance over previous years, without encouraging excessive risk taking.  Calculation of the Company performance bonus earned by each NEO is based on the final audited consolidated financial statements and, if applicable, is usually paid out in March of the following year.  While the Compensation Committee reserves the right to make adjustments to goals after they are established, it has not done so during the last three fiscal years.  Any such modification would be carefully considered by the Compensation Committee and applied to the special circumstances that warranted the modification.  There were no individual performance goals set for our NEOs for Fiscal 2012, Fiscal 2011 or Fiscal 2010 with the exception of Ms. Jones as discussed above.

Equity Awards

Equity Award Practices

The Compensation Committee determines the amounts of target equity awards for each executive as a percent of their base salary.  Through our EIP, the Compensation Committee has a wide range of award-based incentive alternatives to offer our NEOs.  Equity award types including stock options, stock appreciation rights, PSUs and RSUs may be granted at the discretion of the Compensation Committee.  Awards of equity-based compensation to our executive officers complement our cash incentives and encourage an ownership stake in our Company to align the interest of our NEOs and our stockholders.

With the exception of new hire grants to executive officers, the Compensation Committee has opted to grant PSUs to our NEOs as part of their annual compensation package, up to the limits allowed in the EIP at the time of grant.  PSUs are believed to strengthen the longer-term pay-for-performance alignment of the Company’s compensation program and provide retention motivation through time-vesting of half of the awards after achievement of the stated performance goal.  The Compensation Committee has also previously granted stock options to our NEOs when limited by the EIP on the number of PSUs.

The Compensation Committee’s equity award policy is designed to facilitate the establishment of appropriate processes, procedures and controls in connection with the administration of our equity-based incentive plans.  The Compensation Committee’s policy sets the annual grant date for management and employee equity awards as the third business day following the release of operational results for the fiscal year just ended.

Stock Awards and Option Awards

As part of the annual equity award, our practice is to determine the dollar amount of equity compensation that we want to provide to our executive officers as a percentage of base salary and then to grant equity awards based on a formula that yields such amount based on 80% of the 30-day trailing average (trailing average) price of our stock.  Awards granted to our NEOs reflect our desire to provide incentives to these individuals that encourage our growth and long-term success as a Company.  The trailing average price of our stock used for Fiscal 2012, Fiscal 2011 and Fiscal 2010 was $26.23, $17.74 and $13.93, respectively.

This methodology was applicable to all our NEOs with the exception of Mr. Newsome who also received stock options in Fiscal 2010 due to former restrictions within the EIP that limited the number of RSUs that could be awarded to a participant within any one calendar year and Ms. Jones who received a service-based award of RSUs based on 37.5% of her annualized base salary in Fiscal 2010.  In Fiscal 2010, Mr. Newsome’s equity awards were based on 110.0% of his base salary of which 56.0% consisted of performance-based restricted stock units and the remaining consisted of stock options based on a trailing average of $13.93.  Ms. Jones’s award was granted under the provisions of the EIP, was dated November 2, 2009 and was based on the closing market price of our common stock on the grant date.

The following table reflects the equity awards granted to our NEOs and the percentage of base salary that the equity award was based on for Fiscal 2012, Fiscal 2011 and Fiscal 2010:

	Fiscal 2012			Fiscal 2011			Fiscal 2010
NEO	Target # of PSUs	Stock Options	% of Base Salary	Target # of PSUs	Stock Options	% of Base Salary	Target # of PSUs	Stock Options	% of Base Salary
Mr. Rosenthal	12,800	None	80.0%	15,800	None	70.0%	26,200	None	90.0%
Mr. Smith	8,000	None	60.0%	11,500	None	60.0%	20,500	None	80.0%
Mr. Newsome	16,800	None	110.0%	24,800	None	110.0%	30,000	46,800	110.0%
Ms. Pryor	7,700	None	60.0%	10,900	None	60.0%	19,400	None	80.0%
Ms. Jones	7,700	None	60.0%	10,500	None	60.0%	None	None	N/A

Ms. Jones also received a total of 5,302 time-based RSUs upon hire in Fiscal 2010.

For Fiscal 2012, Fiscal 2011 and Fiscal 2010, half of the equity award to our NEOs was a performance goal established on a 1-year achievement based on Return on Invested Capital (ROIC) (for Fiscal 2012 and Fiscal 2011) and Sales (for Fiscal 2010) with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.

The following tables set forth the ROIC and cumulative EBIT goals set for each year and the level achieved and earned by our NEOs based on that achievement:

	Goal	Goal Set	Goal Achieved	% of Equity Earned
Fiscal 2012	ROIC	17.9%	20.2%	150.0%
Fiscal 2011	ROIC	14.5%	19.9%	200.0%
Fiscal 2010	Sales	587.0 million	$593.5 million	100.0%

	Cumulative Years	Cumulative EBIT Goal	Cumulative EBIT Achieved	% of Equity Earned
Fiscal 2012	F2012 – F2014	$77.5 million	undetermined	undetermined
Fiscal 2011	F2011 – F2013	$54.0 million	undetermined	undetermined
Fiscal 2010	F2010 – F2012	$151.0 million	$219.5 million	150.0%

We calculate ROIC as:

(EBIT + Rent) x (1-Tax Rate) / (Shareholder’s Equity + Debt + Leases)

▪	EBIT is defined as earnings before interest and income tax expense but after all other expenses.
▪	Rent is defined as our consolidated rent expense on buildings.
▪	1-Tax Rate is defined as the reciprocal of the provision for income taxes.
▪	Shareholder’s Equity is defined as our total Stockholder’s Equity, excluding stock repurchases for the applicable fiscal year.
▪	Debt is defined as consolidated short-term, long-term or bank debt, but does not include capital leases.
▪	Leases are defined as operating and capital leases (including imputed interest) as disclosed in our Annual Report on Form 10-K in the contractual obligations table.

Sales are defined as our consolidated net sales as reported in our Annual Report on Form 10-K.  Because the EBIT goal is based on a 3-year cumulative achievement, the achievement for Fiscal 2012 and Fiscal 2011 are yet to be determined.

Awards to the remainder of the employee participants are not generally based on the employees’ salary, but primarily on historical grant levels and value of the awards at grant with consideration for changes in duties or stock prices around the date of grant.  In Fiscal 2012, Fiscal 2011 and Fiscal 2010, grants made to non-executive employees consisted solely of RSUs.

Consistent with prior years, the Compensation Committee will award only RSUs in Fiscal 2013 to all participating employees, including the NEOs.  The NEO awards of PSUs were determined based on a percentage of each executive’s base salary.  Awards to other participating employees were primarily based on their historical grant levels and overall value to the Company with consideration for changes in duties.  The total number of RSUs approved by the Compensation Committee and awarded to participating employees in the annual award for Fiscal 2013 was 101,616 of which our NEOs were awarded 38,100 RSUs in the form of PSUs and based on a trailing average of $38.61.  See Summary Compensation Table and related disclosures starting on page 35 for more detail of equity awards to each NEO.

Timing of Equity Awards

We grant equity awards to our employees generally on three occasions: annually, upon hire (for certain senior positions) and occasional special one-time grants to executive management upon approval by the Compensation Committee.  The fair value of awards is based on the closing price of our common stock on the date of grant (or if not a business day, the immediately preceding business day) as defined in our equity plans.

In Fiscal 2012, Fiscal 2011 and Fiscal 2010, we granted all annual employee equity awards, including our executives, on the same day each year.  Under the Statement of Employee Equity Grant Practices (EGP) adopted by the Compensation Committee, the grant date for annual awards to executives and employees is defined as the third business day following the public release of our annual results of operations.  In addition, grants to newly hired executives are made on the first day of the fiscal quarter after hire.  Special purpose grants are effective as of the Friday following the Compensation Committee’s formal approval.  The Compensation Committee reserves the right to modify this practice if circumstances warrant.  No award will be deemed made until all material terms, including the type of award, number of shares, grant date, and the identification of each grantee, is determined with finality without the benefit of hindsight.

Employment and Retention Agreements

We have a retention agreement with Mr. Newsome to secure his continued part-time employment in the event he retires from a position of executive management with the Company.  Under the terms of this agreement, Mr. Newsome has agreed to serve as a part-time advisor on various business matters of importance to us, as determined by the Board.  The initial term of the agreement is effective beginning on such unspecified date that Mr. Newsome steps down and continues through the end of the third fiscal year after such beginning date.  The compensation for such services shall be mutually agreed upon between Mr. Newsome and the Board.  The Board may award additional compensation in the nature of a bonus for services performed.  In addition, Mr. Newsome shall be eligible to participate in any benefit plan made available to our senior executives, subject to such terms governing eligibility, participation and other matters.

There are currently no other employment or retention agreements issued by the Company.

Severance and Change in Control Payments

The Compensation Committee has adopted a Change in Control Severance Agreement (Severance Agreement) for our Named Executive Officers.  If a covered executive’s employment is terminated by the Company without cause or by the executive for good reason within: (i) two years following a Change in Control; or (ii) within a six-month period prior to a Change in Control if the executive’s termination or resignation is also directly related to or occurs in connection with a Change in Control, the Company shall pay the executive a severance payment in the amount equal to one and one half (1.5) times the sum of the executive’s covered salary and covered bonus.  The severance shall be paid within thirty (30) days of the executive’s termination date or the Change in Control date, whichever is later.  In addition, to the extent the executive has been granted equity compensation under the Company’s equity compensation plans, the executive’s interest in such awards would become fully exercisable, vested and nonforfeitable as of the Change in Control date, to the extent not already exercisable or vested as of such date.

The covered salary for purposes of this Severance Agreement shall mean 1.5 times the highest annual rate of base salary paid to the executive by the Company prior to the termination or resignation of the executive’s employment.  The covered bonus for purposes of this Severance Agreement shall mean the average of the actual cash bonuses paid to the executive for the five years prior to the year of the executive’s termination or resignation from the Company (or shorter period if the executive has been employed for a shorter period), but not to exceed the target bonus in the year of termination or resignation.

The following table shows the estimated payouts to our NEOs if a Change in Control event occurred on January 28, 2012:

	Named Executive Officer
	Mr. Rosenthal	Mr. Smith	Mr. Newsome	Ms. Pryor (3)	Ms. Jones (3)
Salary & Bonus (1)
Covered Salary	$630,000	$525,000	$811,500	$502,500	$502,500
Covered Bonus	299,934	210,000	400,000	201,000	201,000
Cash Payout	929,934	735,000	1,211,500	703,500	703,500

Equity Awards (2)
Restricted Stock Units	3,076,508	2,465,856	4,033,480	2,336,139	1,056,194
Stock Options	--	--	863,182	--	--
Total Value of Equity	3,076,508	2,465,856	4,896,662	2,336,139	1,056,194
Total	$4,006,442	$3,200,856	$6,108,162	$3,039,639	$1,759,694

Estimated Payout	$3,381,788	$3,200,856	$5,496,387	$1,977,618	$1,337,164

(1)
Covered salary was based on the highest annual rate of base pay paid to each NEO.  Covered bonus was based on a five-year average of bonuses paid for Messrs. Newsome, Smith and Rosenthal and Ms. Pryor and two years for Ms. Jones.

(2)
The value of equity awards was calculated on non-vested awards using the closing price of our stock on January 28, 2012 of $48.95.  RSUs were valued at the closing stock price times the number of shares non-vested and do not include unearned PSUs.  Stock options considered “in the money” were valued using the spread (closing price less exercise price).  As of January 28, 2012, the number of non-vested RSUs and non-vested stock options considered in the calculation above were:

NEO	Non-Vested RSUs	Non-Vested Stock Options
Mr. Rosenthal	62,850	--
Mr. Smith	50,375	--
Mr. Newsome	82,400	28,375
Ms. Pryor	47,725	--
Ms. Jones	21,577	--

(3)
The total for Mr. Rosenthal, Mr. Newsome, Ms. Pryor and Ms. Jones would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code.  The estimated payout represents the limitation defined in the Severance Agreement whereby no portion of such payment is subject to the excise tax imposed by Section 4999 of the Code.

Upon authorization by the Compensation Committee, we agreed to provide a Medicare supplemental health insurance policy for Mr. Newsome and his wife, effective after his retirement and thereafter during their lifetimes.  The Company has estimated that it will cost approximately $54,000 to provide this benefit.

Perquisites and Other Benefits

The Compensation Committee’s philosophy is that NEOs should not be treated differently from the general employee population in the design of their benefits, other than one-time or special benefits provided under broader programs, such as relocation.  The Company’s overall viewpoint is to offer a compensation package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to our employees, in general.  The NEOs receive the same medical, dental, vision, disability, employee discount, flexible spending options and 401(k) benefits as the broader employee population who qualify.  The perquisites provided to NEOs are also available to other employees, where applicable, and include:

Paid holidays and vacation.  We currently allow six paid holidays.  Based on years of service, our full-time employees can earn up to four weeks of paid vacation per year.  Our NEOs are eligible for the following weeks of paid vacation per year based on their years of service:

Mr. Rosenthal	3 Weeks
Mr. Smith	3 Weeks
Mr. Newsome	4 Weeks
Ms. Pryor	4 Weeks
Ms. Jones	2 Weeks

Discount on the Company’s common stock through the Hibbett Sports, Inc. Employee Stock Purchase Plan (ESPP).  All employees, including our NEOs, who have been employed with the Company over one year and work an average of 20 hours per week, qualify for participation in our ESPP.  The ESPP purchases our common stock each calendar quarter at a discount of 15.0% off the closing price of the lower of the first day of the calendar quarter or the last day of the calendar quarter.  In Fiscal 2012, Mr. Newsome, Mr. Smith and Ms. Jones participated in the ESPP.  Currently, Mr. Newsome and Ms. Jones participate in the ESPP.

Company-paid life insurance.  The Company provides life insurance coverage equal to two times the annual base salary of all full-time employees up to $500,000 with further reductions once an employee reaches age 65 and 70.

Company-owned vehicle.  Company-owned vehicles are made available to those full-time employees whose job functions require extensive travel.  The vehicles may be used for business and personal use.  Employees, including our NEOs, who drive Company-owned vehicles, reimburse the Company annually for personal use.  In Fiscal 2012 and currently, only Mr. Newsome drives a Company-owned vehicle.

Deferred Contribution Benefit Plans.

The Hibbett Sports, Inc. 401(k) Plan is our tax qualified retirement plan where our employees, including our NEOs, are able to make pre-tax contributions from their cash compensation.  We make matching contributions for all participants equal to 75% of their elective deferrals up to 6% of their total eligible compensation.

The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan, and also limits the amount of salary and bonus ($245,000 for Fiscal 2012) with respect to matching contributions that can be made under that plan.  Accordingly, we offer our executive officers and other highly compensated employees the opportunity to defer their compensation, including amounts in excess of the tax law limit, under our nonqualified Supplemental 401(k) Plan (Supplemental Plan).  Contributions under the Supplemental Plan allow our NEOs and other highly compensated employees to receive the Company match in the same percentage as our other employees.  Balances in the Supplemental Plan are unsecured and at-risk, meaning the balances may be forfeited in the event of the Company’s financial distress such as bankruptcy.  The group of employees eligible for this deferral option includes all our NEOs and all of our NEOs, except Mr. Smith, are currently participating in the Supplemental Plan.

Executive Voluntary Deferral Plan.  The Company maintains the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Deferral Plan) which gives key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  All of our NEOs are eligible for participation under this plan and only Ms. Jones participated in the Deferral Plan in Fiscal 2012 and is currently the only NEO participating in the Deferral Plan.

Flexible Spending Account Plan.  The Company maintains a Flexible Spending Account Plan (FSA) that allows employees to set aside pre-tax amounts for certain out-of-pocket health care and dependent care expenses.  All of our NEOs are eligible for participation under the FSA and Messrs. Rosenthal, Smith and Newsome participated in the FSA in Fiscal 2012 and are currently participating in the FSA.

See the Summary Compensation Table and related disclosures beginning on page 35 for more details on specific perquisites applicable to each NEO.

Equity Ownership

The Compensation Committee has adopted stock ownership guidelines for our NEOs.  Within four years of any executive officer’s hire date or promotion to a covered office, whichever is later, the following equity ownership must be maintained in the amounts indicated:

Office Held	Stock Ownership Requirement
Executive Chairman of the Board	Three (3) times base salary
Chief Executive Officer, President	Two (2) times base salary
Senior Vice President	One (1) time base salary

Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of our fiscal year ended January 28, 2012, all our NEOs had met their stock ownership requirements.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation paid to executive officers to the extent such compensation exceeds $1 million per executive in any year.  Pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation” such as stock option grants, annual bonus and performance shares which satisfy the specific requirements imposed by Section 162(m).  We have taken steps to provide that these exceptions will apply to a majority but not all of the compensation paid to our executive officers.  We continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements.  It continues to be the Compensation Committee’s desire that a majority of the bonus compensation paid to our executive officers under the Bonus Plan qualifies as performance-based compensation and is deductible for federal income tax purposes under Section 162(m).

Financial Restatement and Recoupment

The Board has adopted a Recoupment Policy within its Corporate Governance Guidelines which allows the Board, at its discretion, to seek reimbursement of performance-based compensation, including performance-based equity compensation, from any senior executive, including our NEOs, who has engaged in fraud, willful misconduct, recklessness or gross negligence that has caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements.  The policy is not retroactive to performance-based compensation earned prior to Fiscal 2011.  Prior to the adoption of this policy, we did not have a policy governing executives reimbursing the Company for bonuses paid from previous years if it was determined, through financial restatement or other factors, that the original goals set in those years had not been met.  Bonuses are based on achieved financial targets and are determined based on our audited consolidated financial statements.

The Compensation Committee has the discretion to waive or revise performance goals, but has never exercised this right in the past.  A copy of our Corporate Governance Guidelines is available at www.hibbett.com under “Investor Relations.”

Annual Compensation of Executive Officers

The following table reports amounts paid during the fiscal years ended January 28, 2012, January 29, 2011 and January 30, 2010 to our NEOs, including equity awards that were granted during the year and other benefits that accrued during the fiscal year.

Summary Compensation Table
For the Fiscal Years Ended January 28, 2012, January 29, 2011 and January 30, 2010
(In dollars)

Name and Principal Position	Year (1)	Salary	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compen- sation (5)	All Other Compen- sation (6)	TOTAL

Jeffry O. Rosenthal (7)	2012	420,000	--	400,128	--	420,000	10,625	1,250,753
Chief Executive Officer	2011	400,000	--	408,588	--	350,000	10,857	1,169,445
and President	2010	325,000	--	472,648	--	321,750	14,126	1,133,524

Gary A. Smith	2012	350,000	--	250,080	--	262,500	10,773	873,353
Chief Financial Officer and	2011	340,000	--	297,390	--	255,000	10,836	903,226
Senior Vice President	2010	286,000	--	369,820	--	251,680	12,425	919,925

Michael J. Newsome (8)	2012	400,000	--	525,168	--	500,000	13,116	1,438,284
Executive Chairman	2011	400,000	--	641,328	--	500,000	42,367	1,583,695
of the Board	2010	541,000	--	541,200	459,295	595,100	16,618	2,153,213

Cathy E. Pryor	2012	335,000	--	240,702	--	251,250	10,578	837,530
Senior Vice President	2011	323,000	--	281,874	--	242,250	2,688	849,812
of Operations	2010	270,000	--	349,976	--	237,600	2,285	859,861

Rebecca A. Jones (9)	2012	335,000	--	240,702	--	251,250	10,578	837,530
Senior Vice President	2011	310,000	200,000	271,530	--	232,500	27,063	1,041,093
of Merchandising	2010	265,000	99,375	99,359	--	--	3,875	467,609

Note:  The Summary Compensation Table requires a column for Change in Pension Value and Nonqualified Deferred Compensation Dollars which requires the reporting of “above-market” or “preferential” earnings from nonqualified deferred compensation plans of which there were none.  Therefore, for presentation purposes, this column was omitted.

(1)  Hibbett Sports Inc.’s fiscal year ends on the Saturday nearest to January 31 of each year.

(2)  The bonus amounts for Ms. Jones represent amounts agreed upon hire and were only contingent upon continued service.

(3)  The values set forth in this column reflect performance-based restricted stock units granted to all our NEOs, with the exception of Ms. Jones for Fiscal 2010, whose grant was service-based that year.  The valuation method, in accordance with ASC Topic 718, is based on the closing price of our common stock on the date of grant, without considering an estimate for forfeitures.  The values in the table represent the target number of awards established for each NEO.

The PSUs awarded to our NEOs were granted based on a percent of their base salary.  The NEOs could earn less or more than the target amount depending on the level of performance achieved.  They could forfeit the entire award upon failure to achieve the minimum performance target.  The following table sets forth the aggregate grant date fair value for the restricted stock units reflected in this column assuming the highest level of performance conditions were achieved:

	Fiscal Year
Name	2012	2011	2010
Mr. Rosenthal	$800,256	$817,176	$541,206
Mr. Smith	$500,160	$594,780	$541,195
Mr. Newsome	$1,050,336	$1,282,656	$541,200
Ms. Pryor	$481,404	$563,748	$524,964
Ms. Jones	$481,404	$543,060	N/A

Ms. Jones’ new-hire award in Fiscal 2010 is service-based only and not contingent upon achievement of performance conditions; therefore, it is not reflected in the table above.  Ms. Jones’ Fiscal 2010 award was awarded upon hire and represents the grant date fair value.  The award cliff vests in five years.

The following table represents the aggregate grant date fair value of the actual restricted stock awards earned based on actual achievement of performance conditions.  Some of the awards considered in the table are still subject to a service requirement.  (Fiscal 2012 and Fiscal 2011 both have awards outstanding and unearned contingent on future performance achievement.)

	Fiscal Year
Name	2012	2011	2010
Mr. Rosenthal	$300,096	$408,588	$541,200
Mr. Smith	$187,560	$297,390	$462,275
Mr. Newsome	$393,876	$641,328	$541,200
Ms. Pryor	$180,527	$281,874	$437,470
Ms. Jones	$180,527	$271,530	$99,359

(4)  Option awards consist of options to purchase our common stock and are valued under the provisions of ASC Topic 718 using the Black-Scholes valuation model on the date of grant.  The amount presented equals the full grant date fair value without considering an estimate for forfeitures.  (See Annual Report on Form 10-K filed on March 26, 2012 for a full description of our equity-based compensation and assumptions.)

(5)  Non-Equity Incentive Plan Compensation is defined as compensation earned (whether paid during the period or not) based on the achievement of performance criteria that is substantially uncertain at the time it is established and communicated to the executive.

Our executive bonuses are comprised of a Company performance component, which is a percent of base salary and based on performance criteria the Compensation Committee feels is substantially uncertain at the time it is established and communicated to the executive.  Most of the criteria established by the Compensation Committee require an improvement on ratios and earnings from the prior year.  Performance measures are not based on the price of our common stock nor settled by the issuance of our common stock.

The targeted bonus potential for Fiscal 2012, Fiscal 2011 and Fiscal 2010 was communicated to each executive officer following the March 2011, March 2010 and March 2009 meetings of the Compensation Committee, respectively.  Ms. Jones’ Fiscal 2010 bonus was communicated to her upon hire.

(6)  Other compensation is made up of the incremental cost to us of benefits and other perquisites.  The following tables further details those items listed in total in the Summary Compensation Table under the column heading “All Other Compensation”:

All Other Compensation
For the Fiscal Years Ended January 28, 2012, January 29, 2011 and January 30, 2010
(In dollars)

	Mr. Rosenthal			Mr. Smith
Description	2012	2011	2010	2012	2011	2010
(a) 401(k) and Supplemental 401(k) contribution match by Company	10,625	10,857	14,126	10,773	10,836	12,425
(b) Personal use of Company-owned vehicles	--	--	--	--	--	--
(c) Moving allowance	--	--	--	--	--	--
TOTAL	10,625	10,857	14,126	10,773	10,836	12,425

	Mr. Newsome			Ms. Pryor
Description	2012	2011	2010	2012	2011	2010
(a) 401(k) and Supplemental 401(k) contribution match by Company	10,602	39,197	14,094	10,578	2,283	--
(b) Personal use of Company-owned vehicles	2,514	3,170	2,524	--	405	2,285
(c) Moving allowance	--	--	--	--	--	--
TOTAL	13,116	42,367	16,618	10,578	2,688	2,285

	Ms. Jones
Description	2012	2011	2010
(a) 401(k) and Supplemental 401(k) contribution match by Company	10,578	--	--
(b) Personal use of Company-owned vehicles	--	--	--
(c) Moving allowance	--	27,063	3,875
TOTAL	10,578	27,063	3,875

(a)
For Fiscal 2012, Fiscal 2011 and Fiscal 2010, the Board of Directors approved a discretionary match of 75.0% of the first 6.0% of contributions for all eligible employees, including NEOs, under the Company’s 401(k) Plan.  For Fiscal 2012, Fiscal 2011 and Fiscal 2010, the Board of Directors approved a discretionary match of 75.0% of the first 4.5% of contributions for all eligible employees, including NEOs, under the Company’s Supplemental 401(k) Plan.

Our NEOs were subject to 401(k) Plan refunds due to the plan being a top-heavy plan in all the years presented. The amount of Company match in the table above is net of refunds of:

Name	Fiscal 2012	Fiscal 2011	Fiscal 2010
Mr. Rosenthal	$2,083	$3,592	$2,374
Mr. Smith	$6,653	$6,139	$4,075
Mr. Newsome	$2,167	$8,034	$2,406
Ms. Pryor	$6	$-	$--
Ms. Jones	$1,377	$--	$--

The amounts for Fiscal 2011 and Fiscal 2010 vary from the presentation in the Fiscal 2011 Proxy Statement to properly reflect the actual amount of refunds which had not yet been determined at the filing date of the Fiscal 2011 Proxy Statement.

(b)
We compute the value of the automobile to each applicable Named Executive Officer as the incremental cost to us by allocating the cost of maintenance and fuel based on their personal use.  One of our NEOs had use of a Company-owned vehicle during all of Fiscal 2012 and two of our NEOs had use of a Company-owned vehicle for all or part of Fiscal 2011and for all of Fiscal 2010.

(c)
Moving allowance represents the amount that was paid to our Senior Vice President of Merchandising and agreed to upon hire.  The amount for Fiscal 2011 includes a tax gross up of $5,368 and the amount for Fiscal 2010 includes a tax gross-up of $675.

In addition to those items listed in the table above, we allow Mr. Newsome to store some personal items in a warehouse we own.  We do not maintain insurance on any of these items.  It is our determination that this does not qualify as a perquisite to Mr. Newsome as there is no incremental cost to us.

(7)  Mr. Rosenthal was named our Chief Executive Officer effective March 15, 2010.  The tables in this Proxy Statement are indicative of his position as President and Chief Operating Officer for Fiscal 2010.

(8)  Mr. Newsome was named our Executive Chairman, effective March 15, 2010.  The tables in this Proxy Statement are indicative of his position as Chairman of the Board and Chief Executive Officer for Fiscal 2010.

(9)  Ms. Jones was hired as Vice President of Merchandising in August 2009 and was named a Senior Vice President in November 2009.  Her bonus amounts were based on continued service only and not contingent on any Company or individual performance goals.

Jeffry O. Rosenthal

Jeffry O. Rosenthal, age 54, has been our Chief Executive Officer and President since March 2010.  Formerly, he served as President and Chief Operating Officer from February 2009 through March 2010 and as Vice President of Merchandising from August 1998 through February 2009.  Prior to joining us, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.  The following table represents the compensation package awarded to Mr. Rosenthal in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2012		Fiscal 2011		Fiscal 2010
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$420,000		$400,000		$325,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	336,000	80.0%	280,000	70.0%	292,500	90.0%
TOTAL Cash Compensation Potential	$756,000	180.0%	$680,000	170.0%	$617,500	190.0%

Restricted Stock Units (2)	12,800		15,800		26,200

(1)
See “Bonus and Non-Equity Incentive Plan Compensation” on page 27 for a complete discussion on Company bonus.  The Company bonus was based on the Company’s EBIT achievement in Fiscal 2012, Fiscal 2011 and Fiscal 2010.  The actual Company bonus earned by Mr. Rosenthal in each of these years based on the Company’s EBIT goal achievement was:

	Bonus Earned	% to Base Salary
Fiscal 2012	$ 420,000	100.0%
Fiscal 2011	$ 350,000	87.5%
Fiscal 2010	$ 321,750	99.0%

(2)  See “Equity Awards” on page 29 for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For Fiscal 2012, Fiscal 2011 and Fiscal 2010, half of the equity award was a performance goal established on a 1-year achievement based on ROIC (for Fiscal 2012 and Fiscal 2011) and Sales (for Fiscal 2010) with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained, with the exception of the Sales goal in Fiscal 2010 which had a maximum goal of 100%.  The table below illustrates the total PSUs awarded and what Mr. Rosenthal has earned based on achievement of the stated goals:

	Total RSUs Awarded	PSUs Earned Based on Sales or ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2012	12,800	9,600	150%	N/A	N/A	6,400
Fiscal 2011	15,800	15,800	200%	N/A	N/A	7,900
Fiscal 2010	26,200	13,100	100%	16,900	129%	--

The 6,400 and 7,900 PSUs outstanding are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2012 and Fiscal 2011, respectively.  The 3-year cumulative EBIT goal for Fiscal 2010 was achieved at 150%; however, Mr. Rosenthal was limited to a maximum of 129% due to the plan limitations in effect at the time of grant.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Mr. Rosenthal is not subject to any accelerated vesting provisions on any of his equity awards in the form of RSUs due to his age.

Other Compensation.  Other compensation earned by Mr. Rosenthal is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See “All Other Compensation” table on page 37 for an analysis of those items and costs identified as other compensation to Mr. Rosenthal.

Gary A. Smith

Gary A. Smith, age 65, has been our Principal Accounting and Chief Financial Officer since April 2001.  He currently serves as a Senior Vice President.  Prior to joining us, Mr. Smith was the Chief Financial and Accounting Officer for Moore-Handley, Inc. from 2000 to 2001.  Mr. Smith was the Director of Finance for City Wholesale, Inc. from 1997 to 2000 and a Senior Vice President of Parisian, Inc. from 1979 to 1997.  The following table represents the compensation package awarded to Mr. Smith in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2012		Fiscal 2011		Fiscal 2010
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$350,000		$340,000		$286,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	210,000	60.0%	204,000	60.0%	228,800	80.0%
TOTAL Cash Compensation Potential	$560,000	160.0%	$544,000	160.0%	$514,800	180.0%

Restricted Stock Units (2)	8,000		11,500		20,500

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 27 for a complete discussion on Company bonus.  The Company bonus was based on the Company’s EBIT achievement in Fiscal 2012, Fiscal 2011 and Fiscal 2010.  The actual Company bonus earned by Mr. Smith in each of these years based on the Company’s EBIT goal achievement was:

	Bonus Earned	% to Base Salary
Fiscal 2012	$ 262,500	75.0%
Fiscal 2011	$ 255,000	75.0%
Fiscal 2010	$ 251,680	88.0%

(2)  See “Equity Awards” on page 29 for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For Fiscal 2012, Fiscal 2011 and Fiscal 2010, half of the equity award was a performance goal established on a 1-year achievement based on ROIC (for Fiscal 2012 and Fiscal 2011) and Sales (for Fiscal 2010) with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained, with the exception of the Sales goal in Fiscal 2010 which had a maximum goal of 100%.  The table below illustrates the total PSUs awarded and what Mr. Smith has earned based on achievement of the stated goals:

	Total RSUs Awarded	PSUs Earned Based on Sales or ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2012	8,000	6,000	150%	N/A	N/A	4,000
Fiscal 2011	11,500	11,500	200%	N/A	N/A	5,750
Fiscal 2010	20,500	10,250	100%	15,375	150%	--

The 4,000 and 5,750 PSUs outstanding are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2012 and Fiscal 2011, respectively.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Under the provisions of our current equity plan, vesting is accelerated upon death, disability or retirement (subject to years of service and age).  Because Mr. Smith has met the service and age criteria for accelerated vesting upon retirement, typically his equity awards would no longer be subject to applicable vesting schedules, although they are subject to performance achievement.

Other Compensation.  Other compensation earned by Mr. Smith is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See “All Other Compensation” table on page 37 for an analysis of those items and costs identified as other compensation to Mr. Smith.

Michael J. Newsome

Michael J. Newsome, age 73, has been our Executive Chairman since March 2010.  Formerly, he served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  Since joining us as an outside salesman over 40 years ago, Mr. Newsome has held numerous positions with us, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President.  Prior to joining us, Mr. Newsome worked in the sporting goods retail business for six years.  The following table represents the compensation package awarded to Mr. Newsome in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2012		Fiscal 2011		Fiscal 2010
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$400,000		$400,000		$541,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	400,000	100.0%	400,000	100.0%	541,000	100.0%
TOTAL Cash Compensation Potential	$800,000	200.0%	$800,000	200.0%	$1,082,000	200.0%

Stock Options (2)	--		--		46,800
Restricted Stock Units (3)	16,800		24,800		30,000

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 27 for a complete discussion on Company bonus.  The Company bonus was based on the Company’s EBIT achievement in Fiscal 2012, Fiscal 2011 and Fiscal 2010.  The actual Company bonus earned by Mr. Newsome in each of these years based on the Company’s EBIT goal achievement was:

	Bonus Earned	% to Base Salary
Fiscal 2012	$ 500,000	125.0%
Fiscal 2011	$ 500,000	125.0%
Fiscal 2010	$ 595,100	110.0%

(2)  Under our current equity plan grant agreement, stock options vest equally over a four (4) year term and expire on the eighth anniversary of the date of grant.  Vesting is accelerated upon death, disability or retirement (subject to years of service, age and Compensation Committee approval).  Because Mr. Newsome has met the service and age criteria for accelerated vesting upon retirement, typically his equity awards would no longer be subject to applicable vesting schedules.

The Fiscal 2010 stock option grants were made when the Compensation Committee made the decision to keep Mr. Newsome’s long-term equity incentive at the percentage they originally established, or 110.0% of his base salary.  Because of plan limitations of the EIP at the time awarded, only 30,000 RSUs (or 56% of his base salary) could be awarded to him in a calendar year, so the remaining dollars were awarded in stock options.

(3)  See “Equity Awards” on page 29 for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For Fiscal 2012, Fiscal 2011 and Fiscal 2010, half of the equity award was a performance goal established on a 1-year achievement based on ROIC (for Fiscal 2012 and Fiscal 2011) and Sales (for Fiscal 2010) with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained, with the exception of the Sales goal in Fiscal 2010 which had a maximum goal of 100%.  The table below illustrates the total PSUs awarded and what Mr. Newsome has earned based on achievement of the stated goals:

	Total RSUs Awarded	PSUs Earned Based on Sales or ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2012	16,800	12,600	150%	N/A	N/A	8,400
Fiscal 2011	24,800	24,800	200%	N/A	N/A	12,400
Fiscal 2010	30,000	15,000	100%	15,000	100%	--

The 8,400 and 12,400 PSUs outstanding are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2012 and Fiscal 2011, respectively.  The 3-year cumulative EBIT goal for Fiscal 2010 was achieved at 150%; however, Mr. Newsome was limited to a maximum of 100% due to the plan limitations in effect at the time of grant.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Under the provisions of our current equity plan, vesting is accelerated upon death, disability or retirement (subject to years of service and age).  Because Mr. Newsome has met the service and age criteria for accelerated vesting upon retirement, typically his equity awards would no longer be subject to applicable vesting schedules, although they are subject to performance achievement.

Other Compensation.  Other compensation earned by Mr. Newsome is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See “All Other Compensation” table on page 37 for an analysis of those items and costs identified as other compensation to Mr. Newsome.

Cathy E. Pryor

Cathy E. Pryor, age 49, is currently our Senior Vice President of Operations and has been with us since 1988.  She has been our Vice President of Operations since 1995.  Prior to 1995, Ms. Pryor held positions as a district manager and Director of Store Operations.  The following table represents the compensation package awarded to Ms. Pryor in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2012		Fiscal 2011		Fiscal 2010
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$335,000		$323,000		$270,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	201,000	60.0%	193,800	60.0%	216,000	80.0%
TOTAL Cash Compensation Potential	$536,000	160.0%	$516,800	160.0%	$486,000	180.0%

Restricted Stock Units (2)	7,700		10,900		19,400

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 27 for a complete discussion on Company bonus.  The Company bonus was based on the Company’s EBIT achievement in Fiscal 2012, Fiscal 2011 and Fiscal 2010.  The actual Company bonus earned by Ms. Pryor in each of these years based on the Company’s EBIT goal achievement was:

	Bonus Earned	% to Base Salary
Fiscal 2012	$ 251,250	75.0%
Fiscal 2011	$ 242,250	75.0%
Fiscal 2010	$ 237,600	88.0%

(2)  See “Equity Awards” on page 29 for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For Fiscal 2012, Fiscal 2011 and Fiscal 2010, half of the equity award was a performance goal established on a 1-year achievement based on ROIC (for Fiscal 2012 and Fiscal 2011) and Sales (for Fiscal 2010) with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained, with the exception of the Sales goal in Fiscal 2010 which had a maximum goal of 100%.  The table below illustrates the total PSUs awarded and what Ms. Pryor has earned based on achievement of the stated goals:

	Total RSUs Awarded	PSUs Earned Based on Sales or ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2012	7,700	5,775	150%	N/A	N/A	3,850
Fiscal 2011	10,900	10,900	200%	N/A	N/A	5,450
Fiscal 2010	19,400	9,700	100%	14,550	150%	--

The 3,850 and 5,450 PSUs outstanding are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2012 and Fiscal 2011, respectively.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Ms. Pryor is not subject to any accelerated vesting provisions on any of her equity awards in the form of RSUs due to her age.

Other Compensation.  Other compensation earned by Ms. Pryor is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See “All Other Compensation” table on page 37 for an analysis of those items and costs identified as other compensation to Ms. Pryor.

Rebecca A. Jones

Rebecca A. Jones, age 52, was hired as our Vice President of Merchandising effective August 2009 and is currently a Senior Vice President of the Company.  Prior to joining our Company, she served as Vice President/General Merchandise Manager-Crafts at Jo-Ann Fabric and Craft Stores since 2003 and as Vice President/Divisional Merchandise Manager at Wal-Mart Stores from 1999 to 2003.  In her prior retail experience, Ms. Jones served in various operations, planning, buying and merchandising positions.  The following table represents the compensation package awarded to Ms. Jones upon hire:

	Fiscal 2012		Fiscal 2011		Fiscal 2010
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary (1)	$335,000		$310,000		$265,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (2)	201,000	60.0%	186,000	60.0%	-	0.0%
Individual Bonus Target (3)	-	0.0%	200,000	64.5%	99,375	37.5%
TOTAL Bonus Target	201,000	60.0%	386,000	124.5%	99,375	37.5%
TOTAL Cash Compensation Potential	$536,000	160.0%	$696,000	224.5%	$364,375	137.5%

Restricted Stock Units (1) (4)	7,700		10,500		5,302

(1)  Ms. Jones Fiscal 2010 annual salary as reported on the Current Form 8-K on July 23, 2009, was established at $265,000.  She also received 5,302 service-based restricted stock units that were awarded on November 2, 2009, the first business day of the next fiscal quarter following hire, as per our Statement of Employee Equity Grant Practices.

(2)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 27 for a complete discussion on Company bonus.  The Company bonus was based on the Company’s EBIT achievement in Fiscal 2012 and Fiscal 2011.  The actual Company bonus earned by Ms. Jones in each of these years based on the Company’s EBIT goal achievement was:

	Bonus Earned	% to Base Salary
Fiscal 2012	$ 251,250	75.0%
Fiscal 2011	$ 232,500	75.0%
Fiscal 2010	N/A	N/A

Ms. Jones was not eligible for any Company bonus in Fiscal 2010.

(3)  The individual bonus represents a discretionary bonus awarded in Fiscal 2011 and a guaranteed cash bonus for Fiscal 2010 established upon hire.

(4)  See “Equity Awards” on page 29 for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For Fiscal 2012 and Fiscal 2011, half of the equity award was a performance goal established on a 1-year achievement based on ROIC with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for both fiscal years which vests in 3 years.  The awards associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.  The table below illustrates the total PSUs awarded and what Ms. Jones has earned based on achievement of the stated goals:

	Total RSUs Awarded	PSUs Earned Based on Sales or ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2012	7,700	5,775	150%	N/A	N/A	3,850
Fiscal 2011	10,500	10,500	200%	N/A	N/A	5,250
Fiscal 2010	N/A	N/A	N/A	N/A	N/A	N/A

The 3,850 and 5,250 PSUs outstanding are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2012 and Fiscal 2011, respectively.  The award for Fiscal 2010 was not based on any performance goals.

PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Ms. Jones is not subject to any accelerated vesting provisions on any of her equity awards in the form of RSUs due to her age.

Other Compensation.  Other compensation earned by Ms. Jones is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See “All Other Compensation” table on page 37 for an analysis of those items and costs identified as other compensation to Ms. Jones.

Grants of Plan-Based Awards Table

The following table provides additional detail regarding stock options and other equity awards (such as restricted stock and restricted stock units) granted during the last fiscal year and amounts payable under other compensation plans (such as long-term incentive awards that are payable in cash or stock):

Grants of Plan-Based Awards
For the Fiscal Year Ended January 28, 2012

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Fair Value of Equity Award on Date of
Executive	Grant Date	Approval Date (3)	Target ($)(4)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards (S/Sh)	Grant ($)(5)
Mr. Rosenthal	3/16/11	3/8/11	--	3,200	12,800	25,600	--	--	--	$ 400,128
Mr. Smith	3/16/11	3/8/11	--	2,000	8,000	16,000	--	--	--	$ 250,080
Mr. Newsome	3/16/11	3/8/11	--	4,200	16,800	33,600	--	--	--	$ 525,168
Ms. Pryor	3/16/11	3/8/11	--	1,925	7,700	15,400	--	--	--	$ 240,702
Ms. Jones	3/16/11	3/8/11	--	1,925	7,700	15,400	--	--	--	$ 240,702

(1)
For Fiscal 2012, there were no portions of any of our NEOs non-equity incentive bonus that was undeterminable.  Their entire cash bonus was based on an EBIT goal for Fiscal 2012, which was achieved and paid in March 2012.  See Note 5 under the Summary Compensation Table.

(2)
Estimated future payouts under equity incentive plan awards consist of those equity awards with performance conditions.  The amounts presented represent the fair value of the minimum award (threshold) that could be earned assuming a certain level of required performance under the plan, the target amount that was awarded and the maximum award that could be earned assuming the equity award value when earned equaled the fair value on the date of grant.

The Fiscal 2012 PSUs awarded to the NEOs were tiered with cliff vesting on the third and fifth anniversary of the date of grant and contingent on the achievement of specified performance criteria over the next three fiscal years.  One-half of the award presented was based on performance criteria for Fiscal 2012 and was certified by the Compensation Committee as having been achieved and has a five year cliff vesting provision.  The remaining half of the award will be certified, if performance achieved, and will cliff vest on the third anniversary of the date of grant.

(3)	The approval date represents the date the awards were approved by our Compensation Committee as reported on Forms 8-K to the Securities and Exchange Commission on March 14, 2011.

(4)
There are no target or maximum future payouts to our NEOs for Fiscal 2012 under a non-equity incentive plan (See Note 1 hereto).  Therefore, for presentation purposes, columns were combined and no threshold column is presented as it relates to non-equity incentive plans.

(5)
Fair value of equity award on date of grant is determined under the provisions of ASC Topic 718.  All of the equity awards granted in Fiscal 2012 were in the form of RSUs and were valued at the closing price of our common stock on the date of grant or $31.26 on March 16, 2011.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information on each outstanding equity award held by our NEOs at the end of our fiscal year ended January 28, 2012, including the number of securities underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option:

Outstanding Equity Awards at Fiscal Year-End
For the Fiscal Year Ended January 28, 2012

	Option Awards					Stock Awards
NEO	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Units or Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Mr. Rosenthal	27,001	--	23.45	5/31/2015	(1)
	11,400	--	30.98	2/22/2014	(2)
					(3)	7,450	364,678	--	--
					(4)	30,000	1,468,500	--	--
					(5)	15,800	773,410	7,900	386,705
					(6)	9,600	469,920	6,400	313,280

Mr. Smith	27,001	--	23.45	5/31/2015	(1)
	11,400	--	30.98	2/22/2014	(2)
					(3)	7,250	354,888	--	--
					(4)	25,625	1,254,344	--	--
					(5)	11,500	562,925	5,750	281,463
					(6)	6,000	293,700	4,000	195,800

Mr. Newsome	--	4,975	21.02	5/30/2016	(7)
	--	23,400	18.00	3/17/2017	(8)
					(3)	15,000	734,250	--	--
					(4)	30,000	1,468,500	--	--
					(5)	24,800	1,213,960	12,400	606,980
					(6)	12,600	616,770	8,400	411,180

Ms. Pryor	9,200	--	30.98	2/22/2014	(2)
					(3)	6,800	332,860	--	--
					(4)	24,250	1,187,038	--	--
					(5)	10,900	533,555	5,450	266,778
					(6)	5,775	282,686	3,850	188,458

Ms. Jones					(9)	5,302	259,533	--	--
					(5)	10,500	513,975	5,250	256,988
					(6)	5,775	282,686	3,850	188,458

Note:  If options are subject to performance conditions they are reported in a column labeled “Equity Incentive Plan Awards:  Number of Securities Underlying Unexercised Unearned Options (#).”  None of our options are subject to performance conditions and therefore this column has been omitted for presentation purposes.

(1)
Options awarded May 31, 2005 under the Amended 1996 Stock Option Plan vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant (May 31, 2015); Total stock options awarded:  Rosenthal, 27,001; Smith, 27,001.

(2)
Options awarded February 22, 2006 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant (February 22, 2014); Total stock options awarded:  Rosenthal, 11,400; Smith, 11,400; Pryor, 9,200.

(3)
Restricted stock units awarded March 18, 2008 under the EIP subject to performance criteria based on a Company Sales goal for Fiscal 2009 and subject to a five year vesting condition.  The award will vest on the fifth anniversary of the date of grant or March 18, 2013.  Values shown at closing price of $48.95 as of January 28, 2012.

(4)
Restricted stock units awarded March 17, 2009 under the EIP subject to performance criteria based on a Company Sales goal for Fiscal 2010 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2010 through Fiscal 2012 subject to a three year vesting condition.  The performance criterion was achieved in Fiscal 2010 for the Sales goal which will vest on the fifth anniversary of the date of grant or March 17, 2014.  The performance criterion was achieved for the cumulative EBIT goal in Fiscal 2012 and represents an achievement of 150% of the award granted for all executives (with the exception of Mr. Rosenthal and Mr. Newsome who were limited to 129% and 100%, respectively by plan limitations at the time of grant) and which will vest on March 17, 2012.  Values shown at closing price of $48.95 as of January 28, 2012.

(5)
Restricted stock units awarded March 17, 2010 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2011 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2011 through Fiscal 2013 subject to a three year vesting condition.  The performance criterion was achieved in Fiscal 2011 for the ROIC goal and represents an achievement of 200% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 17, 2015.  Values shown at closing price of $48.95 as of January 28, 2012.

(6)
Restricted stock units awarded March 16, 2011 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2012 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2012 through Fiscal 2014 subject to a three year vesting condition.  The performance criterion was achieved in Fiscal 2012 for the ROIC goal and represents an achievement of 150% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 16, 2016.  Values shown at closing price of $48.95 as of January 28, 2012.

(7)
Options awarded May 30, 2008 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant or May 30, 2016; The total number of stock options awarded to Mr. Newsome was 19,900.

(8)
Options awarded March 17, 2009 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant or March 17, 2017; The total number of stock options awarded to Mr. Newsome was 46,800.

(9)
Restricted stock units awarded on November 1, 2009 under the EIP which cliff vest on the fifth anniversary of the date of grant or November 1, 2014.  The award is not subject to any performance criteria. The total restricted stock units awarded to Ms. Jones was 5,302.  Values shown at closing price of $48.95 as of January 28, 2012.

Option Exercises and Stock Vested in Fiscal Year 2012

The following table reflects amounts realized by our NEOs on each option that was exercised and each stock award that vested during the year:

Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards (1)		Stock Awards (2)
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Rosenthal	33,750	1,047,310	6,126	188,870
Mr. Smith	--	--	6,027	185,823
Mr. Newsome	112,061	2,062,731	5,000	153,900
Ms. Pryor	--	--	5,402	166,534

(1)	All stock option trades were facilitated by a third-party broker and were reported on Form 4 with the SEC.

(2)
The values shown for restricted stock were calculated by multiplying the number of shares vested by the price of our stock at the end of the business day vested.  These numbers have not been reduced to reflect shares that were withheld to pay taxes and were not issued to the NEO.  All released shares were reported on Form 4 with the SEC.

Trading in Hibbett Sports Inc. Stock Derivatives

It is our policy that our NEOs and Directors may not purchase or sell options on our stock, nor engage in short sales with respect to our common stock.  Also, trading by executives and Directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our stock is strictly prohibited.

Pension Benefits Table

The Pensions Benefits Table is intended to disclose the actuarial present value of each NEO’s accumulated benefit under each pension plan, assuming benefits are paid at normal retirement age based upon current levels of compensation.  We do not currently offer a pension benefit plan or defined benefit-type plan arrangement to any of our employees, including our executive officers.  Therefore, this table is not included.

Nonqualified Deferred Compensation

The following table discloses the annual contributions made by our NEOs and Company under nonqualified defined contribution plans during the year:

Nonqualified Deferred Compensation in Fiscal Year 2012 (1)

NEO	Executive Contributions in Last Fiscal Year ($) (2)	Registrant Contributions in Last Fiscal Year ($) (3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Rosenthal	$35,511	$8,269	$8,122	$--	$74,426
Mr. Smith	$29,376	$8,269	$4,811	$--	$61,801
Mr. Newsome	$103,306	$35,516	$5,356	$--	$184,540
Ms. Pryor	$621	$--	$--	$--	$621
Ms. Jones	$67,111	$--	$--	$--	$67,111

(1)
Amounts set forth in this table reflect amounts deferred and contributed under the Hibbett Sports, Inc. Supplemental 401(k) Plan (Supplemental Plan) and the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Voluntary Plan).

Our Board of Directors adopted the Supplemental Plan for the purpose of supplementing the employer matching contribution and salary deferral opportunity available to highly compensated employees whose ability to receive Company matching contributions and defer salary under our existing 401(k) Plan has been limited because of certain restrictions applicable to qualified plans.  The nonqualified deferred compensation Supplemental Plan allows participants to defer up to 40% of their compensation.

Our Board of Directors adopted the Voluntary Plan to provide key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  There are no Company matching contribution provisions within the Voluntary Plan.

Both the Supplemental Plan and the Voluntary Plan are administered on a calendar year basis.  Contributions are held in trust and are invested based on the individual’s investment directive for both plans.

(2)	All our NEOs participated in the Supplemental Plan in Calendar 2011. Only Ms. Jones participated in the Voluntary Plan for a portion of Calendar 2011.

(3)
The Board elected to match employee contributions in the Supplemental Plan at $0.75 for each dollar of compensation deferred, subject to a maximum of 4.5% of compensation for Fiscal 2012.  This match is credited annually to the participating employee by December 31.  All of the NEO participants in Calendar 2011 qualified for the Company match in Fiscal 2012.

Due to an inadvertent administrative error, the Company match for Messrs. Rosenthal, Smith and Newsome was underfunded in December 2010 by $18,146, $13,608 and $942, respectively.  The funds were credited to their accounts in March 2011, and are reflected in the table above.

Future Planning

For Fiscal 2013, the Compensation Committee established target bonuses and performance goals for its NEOs, consistent with past practices.  Consistent with bonus structure of Fiscal 2012, the Company performance goal for Fiscal 2013 is based on EBIT.  The Compensation Committee believes that it was in the Company’s best interest to base all the NEOs’ bonuses on Company performance.  Individual goals for each NEO are used to evaluate executives annually and are considered within the setting of base salary for each.  The performance appraisals for our Senior Vice Presidents are conducted by our CEO and the performance appraisals for our CEO and Executive Chairman are performed by the Nominating and Corporate Governance Committee.  All the performance appraisals are reviewed by the Compensation Committee and considered when determining each NEO’s compensation package.  All incentive bonuses were established under the Bonus Plan.

For Fiscal 2013, the Compensation Committee awarded performance-based restricted stock units that cliff vest in three and five years to all our NEOs.  Each NEO received a total award based on 60.0% to 110.0% of their base salary.  All RSU awards were based on 80% of the 30-day trailing average of our stock price as of February 10, 2012.  The Company exercises negative discretion on all performance-based compensation.

Consistent with Fiscal 2012, the Compensation Committee approved a tiered structure for the award of restricted stock units for Fiscal 2013.  The awards are separated into two stand-alone grants, each based on a specific performance target.  Half of the award is subject to a ROIC goal for Fiscal 2013 and, if achieved, will cliff vest in five years.  The remaining half is subject to the achievement of a cumulative EBIT goal for Fiscal 2013 through Fiscal 2015.  If achieved, the awards will cliff vest in three years.  The achievement or failure to achieve any of the goals does not affect the ability to achieve the other goal.  For both awards, the percentage of units that vest depends on the percentage of each goal achieved at the end of the performance period and can range from 0.0% to 200.0% of the target award.

The Compensation Committee implemented this tiered structure so that some portion of executive awards have the potential to vest each year.  The Compensation Committee intends to keep awarding performance-based restricted stock units that will continue the tier by one year.

On January 30, 2012, Gary Smith, our Chief Financial Officer, announced his retirement from the Company effective June 1, 2012.  As of the publication date of this filing, his replacement had not been named.  We have commenced a search for his replacement with the goal of ensuring a smooth and orderly transition.

On March 9, 2011, the Board adopted amendments to the Company’s EIP and NEDEP that disallow the recharging of the EIP or the NEDEP with forfeited or cancelled awards.  The amendments were made effective as of January 30, 2011, and stockholder approval was not required for this change.

See “Severance and Change in Control Payments” on page 31 for discussion on provisions provided to our NEOs in the event of a defined severance or change in control event.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 1, 2012 by each person (or group with the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the Company’s common stock.

Name and Address of 5% Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	2,606,865	9.8%
Neuberger Berman Group LLC (3) 605 Third Avenue New York, New York 10158	2,566,669	9.7%
Wasatch Advisors, Inc. (4) 150 Social Hall Avenue Salt Lake City, Utah 84111	2,201,272	8.3%
BlackRock, Inc. (5) 40 East 52nd Street New York, New York 10022	1,996,386	7.5%
Wells Fargo and Company (6) 525 Market Street, 10th Floor San Francisco, California 94105	1,680,196	6.4%
The Vanguard Group, Inc. (7) 100 Vanguard Blvd. Malvern, PA 19355	1,454,931	5.5%

(1)
As used in this table “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.  Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)
Shares over which T. Rowe Price Associates, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 9, 2012.

(3)
Shares over which Neuberger Berman Group LLC, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 15, 2012.

(4)	Shares over which Wasatch Advisors, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 14, 2012.

(5)	Shares over which BlackRock, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G/A filed with the SEC on February 13, 2012.

(6)	Shares over which Wells Fargo and Company, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G filed with the SEC on January 26, 2012.

(7)	Shares over which The Vanguard Group, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G/A filed with the SEC on February 8, 2012.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 1, 2012, by our Directors, Principal Executive Officer, Principal Financial Officer and our NEOs.

	Number of Shares or Units
Beneficial Owner	Common Stock	Stock Equivalent Units	Options Exercisable Within 60 Days	Total Percent of Class
Jane F. Aggers	--	1,561	16,657	*
Terrance G. Finley	--	--	29,451	*
Albert C. Johnson	2,000	--	27,451	*
Rebecca A. Jones	294	--	--	*
Carl Kirkland	--	--	20,000	*
Michael J. Newsome	4,381	67,400	16,675	*
Ralph T. Parks	--	--	30,000	*
Cathy E. Pryor	446	--	9,200	*
Jeffry O. Rosenthal	25,585	--	38,401	*
Thomas A. Saunders III	67,500	--	85,591	*
Gary A. Smith	31,352	35,000	38,401	*
Alton E. Yother	--	--	45,829	*

All Directors and Executive Officers as a Group (12 Persons)	131,558	103,961	357,656	2.2%

* Less than one percent (1.0%)

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.  All of Mr. Newsome’s and Mr. Smith’s awards that are not contingent upon the achievement of future performance criteria are included in this table because there is no risk of forfeiture due to their age and years of service with the Company as defined within our grant agreements.  Any such award is deemed to be outstanding for purposes of calculating the ownership percentage of Mr. Newsome and Mr. Smith.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND LEGAL PROCEEDINGS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain of our officers to file reports of stock ownership and changes in ownership (Forms 3, 4 and 5) in Hibbett Sports, Inc. shares with the SEC.  Based solely upon a review of copies of Forms 3, 4 and 5 for the fiscal year ended January 28, 2012, we believe that all our executive officers, Directors and other Section 16 officers complied with all filing requirements on a timely basis.

Related Person Transactions

We have written procedures in place to identify material related party transactions, including a quarterly survey of senior management and other key employees.  Potential related party transactions and relationships are evaluated quantitatively and qualitatively.  Quarterly, as part of our Sarbanes-Oxley compliance, we consider all potential related party transactions and potential conflicts of interest.  Information is gathered and maintained by our Director of Internal Control and is communicated quarterly to the Audit Committee.  Annually, a detailed Director and Officer’s (D&O) Questionnaire, is prepared and distributed to all standing Directors and NEOs.  The D&O Questionnaire is certified by the Director or NEO and reviewed by the Company’s Counsel.

As prescribed in their Board-approved charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are required to be disclosed under Item 404 of Regulation S-K.  In addition, the Audit Committee and Board review related party transactions to ensure that prescribed levels of materiality are not violated and independent judgment is not adversely affected.

The Company leases one store under a lease arrangement with AL Florence Realty Holdings 2010, LLC, a wholly-owned subsidiary of Books-A-Million, Inc., (BAMM).  One of our Directors, Terrance G. Finley is an executive officer and stockholder of BAMM and another Director, Albert C. Johnson, is a Director and stockholder of BAMM.  The Company and BAMM were previously subject to a sublease agreement that expired in June 2008, but was renewed under a five-year term scheduled to expire in June 2013.  The sublease was amended and restated as a direct lease in Fiscal 2012 with minimum annual lease payments of $111,000, if not in co-tenancy.  The minimum annual lease payment under the sublease was $161,000 in Fiscal 2011 and $191,000 in Fiscal 2010.  There are currently no minimum lease payments under this lease.  At January 29, 2011, we had an obligation of $0.4 million remaining pursuant to the sublease.  We believe that the terms of this lease is comparable to, or more favorable to, the Company than the terms that would have been obtained in an arms-length transaction with an unaffiliated party.  The lease is filed as Exhibit 10.1 on our Annual Report on Form 10-K filed with the SEC on March 26, 2012.

Until his retirement in April 2008, Alton E. Yother was the Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation which participates in one of our credit facilities.  We did not have any debt outstanding on our credit facility with Regions Bank in Fiscal 2012.  During Fiscal 2011, we had 10 days of debt outstanding on our credit facility with Regions Bank for an average outstanding balance of $5.3 million and correlating interest expense of  approximately $3,000.  As of the January 28, 2012 and January 29, 2011, we had no debt outstanding on our credit facility with Regions Bank.

Ralph T. Parks was appointed a Director on the Board of Heelys, Inc., in December 2007 and as interim CEO of Heelys, Inc. from February 2008 to May 2008.  Heelys is a designer and manufacturer of specialized wheeled footwear and has been a supplier to our Company.  In Fiscal 2012, we did not make any purchases from Heely’s.  In past years, Heelys represented less than 1% of our annual purchases.  We consider the terms of any transactions with them to be at arms-length.

The Board of Directors has determined that none of the relationships described above prejudices the independence of these Directors and does not violate the definition of independence of other listing standards of the NASDAQ Stock Market.  The Company did not have any loans or other extensions of credit outstanding to any of its Directors or executive officers during Fiscal 2012.

Legal Proceedings

As of the date of this filing, we are not aware of any pending legal proceedings in which any of our executive officers or members of our Board of Directors may have a material interest adverse to the Company.

AUDIT MATTERS

The Audit Committee of the Company’s Board of Directors is comprised of independent Directors as required by the listing standards of the NASDAQ Stock Market.  The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors and is available at www.hibbett.com under “Investor Relations.”

Fees Paid to KPMG LLP

The table below presents the aggregate fees billed by KPMG for professional services rendered in connection with the integrated audit of our annual consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 28, 2012 and January 29, 2011, and the review of our quarterly condensed consolidated financial statements set forth in our Quarterly Reports on Form 10-Q for each of our quarters during the two fiscal years then ended, as well as fees paid to our independent registered public accounting firm for audit-related work:

	Fiscal Year
	2012	2011
Audit fees	$380,000	$380,000
Audit-related fees	33,000	33,000
Tax fees	--	--
All other fees	1,650	1,650
Total fees paid to KPMG LLP	$414,650	$414,650

Audit Fees.  Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, including audit of the internal control over financial reporting, the review of our quarterly condensed consolidated financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.  Audit-related fees represent fees for assurance and related services that are traditionally performed by the independent registered public accounting firm, including fees related to employee benefit plan audits.

Tax Fees.  Tax fees typically include fees in the areas of tax compliance, tax planning and tax consultation.  We do not generally request such services from our independent registered public accounting firm.

Other Fees.  All other fees include those services not captured in the audit, audit-related or tax categories, including an annual license fee for an on-line accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving services and fees and overseeing the work of the independent registered public accounting firm (Auditors).  The Audit Committee has established pre-approval policies and procedures for all audit and permissible non-audit services provided by the Auditors.

Prior to engagement of the Auditors for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year to the Audit Committee for approval.  The Audit Committee pre-approves these services, and the fees are budgeted.  During the year, circumstances may arise when it may become necessary to engage the Auditors for additional services not contemplated in the original pre-approved budget.  In those instances, the Audit Committee requires specific pre-approval before engaging the Auditors.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the services rendered by our Auditors during our most recent fiscal year are compatible with maintaining their independence.  Our Auditors did not perform any services that were not related to audit functions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting included in the Annual Report on Form 10-K with management and with the independent registered public accounting firm.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.   The Audit Committee discussed with KPMG LLP the matters required to be discussed by the Statement of Auditing Standards No. 114, “The Auditors Communication With Those Charged With Governance”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and our Company.  The Audit Committee has received all written disclosures and letters from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board and discussed with KPMG LLP their independence.  The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits and all matters required to be discussed under Statement on Auditing Standards No. 114.  The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee of the Company’s Board of Directors:

Albert C. Johnson, Chairman; Jane F. Aggers, Terrance G. Finley; Ralph T. Parks; Alton E. Yother

The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the 2012 Annual Meeting of Stockholders, the term of our Class I Directors is expiring.  The Directors are Jane F. Aggers, Terrance G. Finley and Alton E. Yother.  The Board of Directors proposes the election of Ms. Aggers and Messrs. Finley and Yother at the 2012 Annual Meeting of Stockholders.  If so elected, these Class I Directors will hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2015 and until their successor is elected and qualified.  Proxies may not be voted for a greater number of persons than the nominees named herein.

All other Directors will continue in office following this Annual Meeting and their terms will expire in 2013 (Class II) and 2014 (Class III).  The Board appoints executive officers.

Ms. Aggers and Messrs. Finley and Yother have indicated their willingness to serve as Directors.  If they become unable to stand for election, the persons named in the proxy will vote for any substitute nominees proposed by the Board of Directors.

Vote Required

A Director will be elected, so long as a quorum is present, if he/she receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.  Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing a majority, but will not otherwise have an effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

PROPOSAL NUMBER 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We seek stockholder input into the selection of the independent registered public accounting firm (Independent Auditors).  The firm of KPMG LLP (KPMG) has been selected by the Audit Committee to be our Independent Auditors for Fiscal 2013.  Further information about the services provided by and fees paid to KPMG appears on page 51.

Although we are not required to seek stockholder approval of this selection, the Board has determined it to be sound corporate governance practice to submit the selection of the Independent Auditor to a non-binding vote of our stockholders.  The results of such vote could provide the Audit Committee with useful information about stockholder views on the Audit Committee’s choice of the Independent Auditors.  If our stockholders disapprove of the selection of KPMG, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the selection of KPMG for the fiscal year ending February 1, 2014, since it would be impracticable to replace our independent auditors so late in our current fiscal year.

Accordingly, we present the following advisory proposal for stockholder approval:

“Resolved, that the stockholders approve the selection of KPMG as the Company’s Independent Auditors for Fiscal 2013.”

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.  The Audit Committee selected KPMG as our Independent Auditors for Fiscal 2013 at their March 7, 2012 meeting.

Vote Required

The proposed resolution will be deemed approved at the meeting, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall be deemed a vote against the proposal.  A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE SELECTION OF KPMG LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NUMBER 3

APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  The Company asks that you cast an advisory vote FOR the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K on pages 35 to 48.

The Board of Directors is asking you to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Hibbett Sports, Inc. (Company) approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2012 Annual Meeting of the Company’s stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Compensation Discussion and Analysis, beginning on page 24, describes the Company’s executive compensation programs and the compensation decisions made by the Compensation Committee and the Board of Directors in Fiscal 2012 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table on page 35 (referred to as the “Named Executive Officers”).  As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” the key principle underlying the Compensation Committee’s compensation philosophy is pay for performance.  In Fiscal 2012, 55-68% of total compensation awarded to the Company’s Named Executive Officers was performance-based, with incentive award payouts varying based on the Company’s business performance for both the cash bonus potential and equity award potential.  We believe basing incentive payments on Company performance goals that are both short-term and long-term, promotes strong and consistent performance year after year.

For this reason, the Board is asking you to support this proposal.  Because your vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

Approval

So long as a quorum is present, the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required to approve this non-binding proposal.  Abstentions shall be deemed a vote against the proposal.  In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER 4

APPROVAL OF HIBBETT SPORTS, INC. 2012 NON-EMPLOYEE DIRECTOR EQUITY PLAN

The Board of Directors (Board) has adopted, subject to stockholder approval, the Hibbett Sports, Inc. 2012 Non-Employee Director Equity Plan (2012 Plan), which is intended to replace our existing Hibbett Sporting Goods, Inc. 2006 Non-Employee Director Equity Plan (NEDEP), under which we currently grant equity compensation to non-employee outside directors.  We request that the stockholders approve the 2012 Plan.

The 2012 Plan would allow the Board to compensate non-employee Directors with a specified equity value rather than a specified number of securities.  Directors would be permitted to choose from the forms of equity that may be granted pursuant to the 2012 Plan in advance of the award.  The award would be valued on the date of grant and could not exceed $150,000. Directors would also be permitted to defer the income from their equity awards under the 2012 Plan.

The 2012 Plan authorizes the issuance of 500,000 shares of our common stock and replaces the NEDEP.  As of April 1, 2012, approximately 475,165 shares remain available for issuance under the NEDEP, which will lapse and be replaced by the shares authorized under the 2012 Plan.

The 2012 Plan permits the same forms of equity awards as the NEDEP, including options, stock appreciation rights, restricted stock units, restricted stock and other stock.  Like the NEDEP, the 2012 Plan’s purpose is to promote our interests and the interests of our stockholders by attracting and retaining qualified and experienced individuals for service as non-employee Directors, and to motivate these individuals to exercise their best efforts on the Company’s behalf.

ADMINISTRATION.  The plan is administered by the Company’s Board of Directors.  The Board is authorized to, among other things:

▪	determine those non-employee Directors who will be granted awards;
▪	determine whether, and to what extent, awards may be transferable by the holder;
▪	determine whether an award is designated as a dollar value or in shares;
▪	determine the amount and type of award to be granted to each non-employee Director;
▪	determine the terms and conditions of awards granted under the 2012 Plan; and
▪	make all other determinations necessary or advisable to administer the plan.

STOCK OPTIONS.  Options to purchase shares of common stock granted under the 2012 Plan will be non-qualified stock options and subject to a written award agreement.  The purchase price of common stock covered by an option may not be less than 100% of the fair market value of the common stock on the date of the option grant.  On April 1, 2012, the closing price of the common stock was $54.55 per share.  If the Non-Employee Director decides to receive options as part of a dollar value award, the number of options issued to the non-employee Director will be equal to the designated dollar amount of the award divided by 33% of the fair market value of our common stock on the date of grant.  Options may be exercised only at such times as may be specified by the Board in the non-employee Director’s award agreement.  If the option so provides, a director exercising an option may pay the purchase price through cash payments, by the delivery of shares of stock, by the net exercise of the options exercised or by such other methods of exercise as may be approved by the Board from time to time.

STOCK APPRECIATION RIGHTS.  The Board may award stock appreciation rights, or the non-employee Director may choose to receive stock appreciation rights as part of a dollar value award, alone or in tandem with stock options.  The Board may impose such conditions upon their exercise as it deems appropriate.  When the stock appreciation right is exercisable, the holder may surrender all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the excess of (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right over (ii) the fair market value of the common stock on the date of grant.  The payment may be in cash or shares of stock.  The Board may limit the amount that can be received when a stock appreciation right is exercised.

Repricing of options and stock appreciation rights after the date of grant is not permitted.

RESTRICTED STOCK.  Restricted stock issued pursuant to the 2012 Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the plan, and (ii) if a holder of restricted stock does not meet the required service period or does not meet other criteria specified in the Award Agreement, such holder will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.  The Board establishes as to each share of restricted stock issued under the 2012 Plan the terms and conditions upon which the restrictions on such shares shall lapse.  Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the recipient.

STOCK UNITS AND RESTRICTED STOCK UNITS.  Under the 2012 Plan, non-employee Directors may be awarded either the right to receive shares in the future or the right to receive restricted stock in the future.  Any such awards are subject to conditions, restrictions and contingencies as the Board may determine.

AWARD LIMITS.  Subject to adjustments that the Board may make upon future stock splits, share dividends and certain other transactions:

▪	The maximum number of shares of Common Stock that may be issued in conjunction with awards granted under the 2012 Plan shall be 500,000 shares.
▪	The value of awards to continuing Non-Employee Directors may not exceed $150,000 in any fiscal year.
▪	An additional award with a value of up to $150,000 may be made to a Non-Employee Director during the first year of his or her service.

The Board is empowered to set initial and annual awards at amounts less than the maximum levels described above.

ELIGIBLE DIRECTORS.  All non-employee Directors selected by the Board are eligible to participate in the plan.

OTHER TERMS AND CONDITIONS.  Generally, awards may only be transferred upon death, but the Board may provide for broader transferability in the award agreement. The Board also has the authority to determine the vesting and expiration of the awards.

SHARES TO BE ISSUED UNDER THE PLAN.  The maximum number of shares of our common stock that may be granted as awards under the 2012 Plan is 500,000.  The Board may, however, adjust this maximum amount to account for any future stock split, reverse stock split, stock dividend, combination, or reclassification of common stock or any similar transaction effected for which we do not receive any payment.  When an award is forfeited or lapses, it will not be available for future awards under the 2012 Plan.  Shares tendered in payment for the exercise price or the related withholding obligation are also not available for future awards under the 2012 Plan.  No awards may be made after May 24, 2022, the tenth anniversary of the effective date of the plan.

CHANGE OF CONTROL.  In the event of a change of control of the Company, the Board has discretion to accelerate the vesting or exercisability of any awards and to cash-out any and all outstanding awards, subject to limitations imposed by the Internal Revenue Code.  The Board also has the right to substitute or assume awards in connection with mergers, reorganizations, or other transactions.

AMENDMENT.  The Board may amend or terminate the 2012 Plan at any time.  We must obtain stockholder approval for any change that would require such approval under listing standards of the NASDAQ Stock Market and any regulatory or tax requirement with which the Board desires to comply.  However, no rights under an outstanding award may be impaired by such action without the consent of the holder.

Text of the Plan

The preceding summary of the 2012 Plan is qualified in its entirety by reference to the complete text of the plan which is set forth in Appendix A to our Proxy Statement as filed with the Securities and Exchange Commission.  Our filings with the SEC may be found through our corporate website at www.hibbett.com under the heading “Investor Relations.”

United States Federal Income Tax Consequences Of Awards Under the 2012 Plan

The Federal income tax consequences of participation in the 2012 Plan we are submitting for approval are complex and subject to change.  The following discussion, which has been prepared by our counsel, the law firm of Williams Mullen, is only a summary of the general rules applicable to the plan, not a complete description of the Federal income tax aspects.  The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the plan.  Participants should consult their own tax advisors since a taxpayer's particular situation could result in some variation of the rules described below.

NON-QUALIFIED OPTIONS.  The grant of a non-qualified option (NQO) will not result in taxable income to the participant.  The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

STOCK APPRECIATION RIGHTS.  The grant of a SAR will not result in taxable income to the participant.  Upon exercise of a SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

RESTRICTED AND OTHER STOCK.  A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date. If a Section 83(b) election is made, the Company will be entitled to a corresponding deduction at the time of grant.

A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

STOCK UNITS GRANTED.  A participant who has been granted stock units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  The participant will have compensation income at the time of distribution equal to the cash and the then fair market value of the distributed shares, and the Company will have a corresponding deduction.

INTERNAL REVENUE CODE SECTION 409A (“409A”).  A participant who is offered a choice among the forms of awards offered under the plan may be required to comply with 409A.  If applicable, 409A requires a participant to make an election prior to the calendar year for which the award is earned regarding: (i) the form of the award selected and (ii) the settlement terms relating to the award.

Benefits to Outside Directors

All of the shares available for issuance under the 2012 Plan will be allocated to non-employee Directors.  This amount is equal to 500,000 shares of Common Stock.  No awards under the 2012 Plan may be made to executive officers or other Company employees.

Future awards under the 2012 Plan will be made at the Board’s discretion. Accordingly, future awards under the 2012 Plan are not determinable at this time.  See “Compensation of Non-Employee Directors” on page 20 for detailed information on awards to outside directors under the NEDEP during the most recent fiscal year.

	Fiscal Year Ended
	January 28,	January 29,	January 30,
	2012	2011	2010
Stock-based compensation expense by type:
Stock options	$460	$792	$1,799
Restricted stock units	4,857	3,937	2,278
Employee stock purchases	76	67	80
Director deferred compensation	60	--	--
Total stock-based compensation expense	5,453	4,796	4,157
Income tax benefit recognized	1,987	1,666	1,277
Stock-based compensation expense, net of income tax	$3,466	$3,130	$2,880

Approval

The 2012 Non-Employee Director Equity Plan will be approved, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall be deemed a vote against this proposal.  In contrast, broker non-votes are not counted as present and entitled to vote on the proposal for purposes of determining if the proposal receives an affirmative vote of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE HIBBETT SPORTS, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN.

PROPOSAL NUMBER 5

APPROVAL OF AMENDMENT TO HIBBETT SPORTS, INC. CERTIFICATE OF INCORPORATION

Our Board of Directors has approved an amendment to Paragraph (a) of Article Sixth of our Certificate of Incorporation that would change the range of the number of directors from six to nine (6 – 9) to seven to ten (7 – 10).  Our Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders. We request that you approve the proposed amendment.

Proposed Amendment to the Certificate of Incorporation

If this amendment is approved by the stockholders, the Certificate of Incorporation will be amended by replacing Paragraph (a) of Article Sixth in its entirety with the following:

“(a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than ten directors, the exact number of directors to be determined from time to time as provided in the Bylaws of the Corporation.”

Reasons for the Proposed Amendment

We currently have eight directors. In the opinion of our management, the increase in the range will allow for the election of additional directors who could provide additional business experience and/or knowledge of and contacts in our market areas, all of which would be expected to enhance our growth.

Approval

The Hibbett Sports, Inc. Certificate of Incorporation will be amended, so long as a quorum is present, if it receives the affirmative vote of two-thirds of the outstanding shares of the Company entitled to vote.  Abstentions and broker non-votes shall be deemed a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO
THE HIBBETT SPORTS, INC. CERTIFICATE OF INCORPORATION.

OTHER BUSINESS

Our Board of Directors knows of no other matters to be brought before the meeting other than as described in this Proxy Statement.  However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Michael J. Newsome and Gary A. Smith, will vote in accordance with their best judgment on such matters.

Submission of Stockholder Proposals for the 2013 Annual Meeting of Stockholders

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2013 Annual Meeting of Stockholders?

To be included in our Proxy Statement for the 2013 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and be received at our principal offices no later than December 26, 2012.

How can stockholders submit proposals to be raised at the 2013 Annual Meeting that will not be included in our Proxy Statement for the 2013 Annual Meeting?

To be raised at the 2013 Annual Meeting, stockholder proposals must comply with our bylaws.  Our bylaws provide that written notice of a stockholder proposal (other than a nomination proposal) must be received not less than 120 days, nor more than 150 days before the first anniversary of the date of the Company’s Proxy Statement in connection with the prior Annual Meeting of Stockholders.  Since this Proxy Statement is being mailed to you on or about April 24, 2012, stockholder proposals must be received at our principal executive offices between November 26, 2012 and December 26, 2012 in order to be raised at our 2013 Annual Meeting (assuming the date of such meeting does not change by more than 30 days from the anniversary date of this year’s Annual Meeting).

What if the date of the 2013 Annual Meeting is advanced or delayed by a certain period of time after the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2013 Annual Meeting changes by more than 30 days from the anniversary date of this year’s Annual Meeting, to be included in next year’s Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

However, under our bylaws, if the date of the 2013 Annual Meeting has changed by more than 30 days prior to the anniversary date of this year’s Annual Meeting, stockholder proposals to be brought before the 2013 Annual Meeting must be delivered not less than 90 days before the date of the 2013 Annual Meeting.

Does a stockholder proposal require specific information?

In accordance with our bylaws, each written notice related to stockholder proposals must contain a complete list of all matters intended to be brought before the meeting.  In addition, a brief description of any proposal, and the complete text of any resolutions to be presented, including the reasons for making a proposal must be contained in the notice.  Certain informational requirements regarding proposing stockholders and any beneficial owner on whose behalf a stockholder proposal is made must also be included.  Please refer to our bylaws for a more detailed description regarding these procedures, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010.

Can stockholders make nominations for the election of directors?

Nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors generally, provided that the notice requirements contained in our bylaws are met.  For the 2013 Annual Meeting, written notice regarding such nominations must be made at least 120 days in advance of such meeting.  Certain  informational requirements regarding nominating stockholders and any beneficial owner on whose behalf a nomination is made will apply.  Stockholder nominee information must be provided, including, but not limited to, that which would be required by the federal securities laws in connection with the solicitation of proxies and any related party transactions or arrangements occurring within the past three years that each nominee has had or has with the nominating stockholder or any beneficial owner on whose behalf the nomination is made.  Please refer to our bylaws for a more detailed list of the requirements related to the submission of stockholder nominations, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010.

What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2013 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the 2013 Annual Meeting.  If such matter is brought before that meeting, then our proxy card for such meeting will confer upon the Company’s proxy holder’s discretionary authority to vote on such matter.

Where should stockholder proposals be sent?

Stockholder proposals (including those related to nominations) should be sent to our executive offices by the appropriate deadlines set forth above at 451 Industrial Lane, Birmingham, Alabama 35211.

Annual Report and 10-K Report

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 28, 2012, as filed with the Securities and Exchange Commission.  The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading “Investor Relations.”

By Order of the Board of Directors

/s/ Elaine V. Rodgers
Elaine V. Rodgers
Secretary

APPENDIX A.

HIBBETT SPORTS, INC.
2012 NON-EMPLOYEE DIRECTOR EQUITY PLAN

1. Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining qualified and experienced individuals for service as Non-Employee Directors, and to motivate these individuals to exercise their best efforts on the Company’s behalf.

2. Definitions

2.1	“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit under the Plan.

2.2
“Award Agreement” means the agreement or agreements between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award, if any.

2.3	“Board” means the Board of Directors of the Company.

2.4
“Change in Control” means any of the following described in clauses (a) through (d) below: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the bidding party holds more than 50% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, more than 50% of the outstanding shares of the surviving company after the transaction.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6	“Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.7	“Company” means Hibbett Sports, Inc., a Delaware corporation, and any successor thereto.

2.8
“Corresponding SAR” means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

2.9	“Fair Market Value” as of any date shall be determined in accordance with the following rules:

(a)
If the principal market for the Common Stock is a national securities exchange or the NASDAQ Stock Market, then the “Fair Market Value” as of that date shall be the closing sale price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on such date.

(b)
If sales prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service or on a reasonable basis using actual transactions in such Common Stock as reported in such market and consistently applied.

(c)
If the day is not a business day, and as a result, paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the next earlier business day. If paragraphs (a) and (b) next above are otherwise inapplicable, then the Fair Market Value of the Common Stock shall be determined in  accordance with the Treasury Regulations promulgated pursuant to Section 409A of the Code.

2.10	“Holder” means a Non-Employee Director who receives an Award.

2.11
“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Board on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant if an SAR shall not be less than Fair Market Value on the date of grant. Repricing of SARs after the date of grant is not permitted.

2.12	“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.13	“Non-Employee Director” means a member of the Board who is not an employee of the Company or its subsidiaries.

2.14	“Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.15	“Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.16	“Plan” means the Hibbett Sports, Inc. 2012 Non-Employee Director Equity Plan herein set forth, as amended from time to time.

2.17	“Restricted Stock” means Common Stock subject to a Restriction Period awarded by the Board under Section 8 of the Plan.

2.18
“Restricted Stock Units” means an Award granted pursuant to Section 9, in the amount determined by the Board, stated with reference to a specified number of shares of Common Stock or a specified dollar value, that in accordance with the terms of an Award Agreement entitles the holder to receive shares of Common Stock, upon the lapse of any Restriction Period.

2.19
“Restriction Period” means the period during which an Award of Restricted Stock awarded under Section 8 of the Plan or an Award of a Restricted Stock Unit awarded under Section 9 of the Plan is subject to forfeiture and is non-transferable. The Restriction Period shall not lapse with respect to any Restricted Stock or Restricted Stock Unit until any and all conditions, imposed under this Plan or under the Award Agreement, have been satisfied.  The restrictions may be based upon years of service or performance goals or both.

2.20
“SAR” means an Award granted pursuant to Section 7, in an amount to be determined by the Board, that in accordance with the terms of an Award Agreement entitles the Holder to receive, with respect to each share of Common stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

3. Eligibility

All Non-Employee Directors are eligible to receive grants of Awards under the Plan.

4. Administration and Implementation of Plan

4.1
The Plan shall be administered by the Board, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Non-Employee Directors to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount and type of Awards to be granted to each such Non-Employee Director, in determining whether the Award is designated as a dollar value or in shares, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders. Notwithstanding the discretion granted to the Board herein, the Board shall not make an annual Award to a continuing Non-Employee Director which exceeds more than $150,000 during a Company’s fiscal year.  The Board may make an additional Award of up to $150,000 to a Non-Employee Director during his or her first year of service.  For purposes of valuing awards subject to the foregoing limitations, an Option shall be deemed to have a value equal to thirty-three percent (33%) of the Fair Market Value of the underlying shares on the date of grant.  Unless the Board determines otherwise, the grant date of Awards under this Plan shall be: (a) for annual Awards, the same date as the annual grant of awards under the Company’s equity plan for awards to employees and (b) for new Non-Employee Directors, one (1) month after the date of the first board meeting attended by such director. Any interpretation by the Board of the terms and provisions of the Plan and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive for all purposes and upon all Holders.

4.2
The Board’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, or some combination thereof; to determine whether a Change in control of the Company has occurred; and to determine, in accordance with Section 10, the effect, if any, of a Change in Control of the Company upon outstanding Awards.

4.3
The Board may grant the Non-Employee Director the discretion to choose the form of the Award, provided that such discretion complies with Code Section 409A and the applicable Treasury regulations including, in the case of RSUs, that such choice is made prior to the start of the calendar year in which the grant is made, if required.

4.4
The Board shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Board may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Board must obtain the Holder’s consent to any such amendment, except that such consent shall not be required if, as determined by the Board in its sole discretion, such amendment is required to either (a) comply with Section 409A of the Code or (b) prevent the Holder from being subject to any excise tax or penalty under Section 409A of the Code.

4.5
Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any of its committees or to one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

5. Shares of Stock Subject to the Plan

5.1
Shares Subject to Plan: Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for the grant of Awards under the Plan shall be equal to 500,000 shares of Common Stock.  The Company’s 2006 Non-Employee Director Equity Plan for Outside Directors, as amended, shall terminate on the date this Plan becomes effective.  Any shares issued hereunder may consist, in whole, or in part, of authorized and unissued shares or treasury shares.  If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall not be available for grant under the Plan.

5.2	Assumed Plans: Any shares issued by the Company through the assumption or substitution of outstanding grants or shares from an acquired company shall not reduce the shares available under the Plan.

6. Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1
Option Grants: Options shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable. If the Award is designated as a dollar value, the number of Options issued to a Non-Employee Director shall equal (i) the dollar amount of the Award which is to be paid in Options divided by (ii) thirty-three percent (33%) of the Fair Market Value of the Common Stock on the date of grant.

6.2
Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Board, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. Repricing of Options after the date of grant is not permitted.

6.3
Term of Options: An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

6.4
Vesting of Options: The Option may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no Option shall become exercisable until such Option becomes vested.

6.5
Payment of Option Price: The full price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise; provided however that the Board may permit a Holder to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit as soon as practicable to the Company a sufficient portion of the proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Common Stock to the Board, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, or by delivering to the Company a properly executed notice electing a net exercise of an Option for Fair Market Value as of the date of exercise in the manner as determined by the Board.  Shares of Common Stock surrendered in connection with a net exercise shall not be available for grant under the Plan

7. Stock Appreciation Rights

Stock Appreciation Rights give a Non-Employee Director the right to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the SAR’s Initial Value. SARs granted under the Plan shall be subject to the following terms and conditions.

7.1
SAR Awards: SARs shall be evidenced by a written Award Agreement. Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions or restrictions as the Board shall deem advisable.

7.2
Number of SARs: All grants of SARs under the Plan shall be made by the Board. The Board will designate each Non-Employee Director to whom SARs are granted and will specify the number of shares of Common Stock covered by each Award.

7.3
Term of SARs: An Award Agreement shall specify when an SAR may be exercisable and the terms and conditions applicable thereto. The term of an SAR shall in no event be greater than ten years. The SAR shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

7.4
Vesting of SARs: The SAR may be subject to such terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual SARs, as provided in the Award Agreement may vary. Unless otherwise determined by the Board, no SAR shall become exercisable until such SAR becomes vested.

7.5
Exercise of SARs: Subject to the provisions of this Plan and applicable Award Agreement, and SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Award Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.6
Settlement of SARs: In accordance with the Agreement, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which shares may be subject to forfeiture during a Restriction Period upon the happening of events or other conditions as specified in the Award Agreement. Such an Award of Restricted Stock shall be subject to the following terms and conditions:

8.1
Restricted Stock shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable. At the time of grant of an Award of Restricted Stock, the Board will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

8.2
Unless otherwise provided by the Board, upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Board shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Holder together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

8.3
During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared and paid by the Company on its Common Stock and to vote the shares of Restricted Stock.

8.4
The Board may condition the expiration of the Restriction Period upon the Holder’s continued service over a period of time with the Company or upon any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company. Notwithstanding any provision contained herein to the contrary, the Board, in its sole discretion, may grant Awards of Restricted Stock under this Section 8 that are not subject to any Restriction Period.

8.5
At the end of the Restriction Period, if all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Board, and any legend described in Section 8.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

9. Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of a specified number of shares of Common Stock to a Non-Employee Director, which, upon lapse of a Restriction Period as specified in the applicable Award Agreement, shall entitle the Holder to a share of Common Stock to the following terms and conditions:

9.1	Restricted Stock Units shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Board shall deem advisable.

9.2
During the Restriction Period the Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

9.3
The Board may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon (i) the Holder’s continued service over a period of time with the Company or (ii) any other criteria, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

9.4
At the end of the Restriction Period, if all such conditions have been satisfied, the Holder shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is now free from restriction and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Board may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

10. Changes in Capitalization; Changes of Control; Settlement of Awards

10.1
Adjustment for Changes in Capitalization:  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Common Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable:  (A) make a proportionate adjustment in 1) the maximum number and type of securities as to which awards may be granted under this Plan, 2) the number and type of securities subject to outstanding Awards, 3) the grant or exercise price with respect to any such Award, and 4) the per individual limitations on the number of securities that may be awarded under the Plan (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1 and Section 409A of the Code or any successor provisions; and the number of shares of Common Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award.  The determination of fair market value shall be made by the Board, as the case may be, in their sole discretion.  Any adjustments made hereunder shall be binding on all Holders.

10.2	Change in Control: In the event of a Change of Control of the Company, the Board may, on a Holder by Holder basis, take any of the following actions, either singly or in combination:

(a)	accelerate the vesting of all outstanding Options issued under the Plan that remain unvested and terminate the Option immediately prior to the date of any such transaction;

(b)	fully vest and/or accelerate the Restriction Period of any Awards;

(c)	terminate the Award prior to any such Change of Control;

(d)
cancel and/or redeem any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment of an amount determined by the Board;

(e)	require that the Award be assumed by any successor corporation or that awards for shares of other interests in the Company or any other entity be substituted for such Award; or

(f)
take such other action as the Board shall determine to be reasonable under the circumstances provided, however, that no action shall be taken with respect to any Option or SAR that would create a modification, extension or renewal of such Option or SAR, except as may be permitted in applicable Treasury Regulations.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Board in its sole discretion.

10.3
Limitation on Change of Control Payments: Notwithstanding anything in Section 10.2 above to the contrary, if, with respect to a Holder, the acceleration of the exercisability and/or vesting of an Award or the payment of cash in exchange for all or part of an Award as provided in Section 10.2 above (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Holder has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Holder pursuant to Section 9.2 above shall be reduced to the extent or amount as, in the sole judgment of the Board, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

11. Effective Date, Termination and Amendment

The Plan is effective upon its approval by the shareholders of Hibbett Sports, Inc. on May 24, 2012. The Plan shall remain in full force and effect until the tenth anniversary of such date or, if earlier, the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

12. Transferability

Except as otherwise permitted by the Board,

(a)	Awards under the Plan are not transferable except as designated by the Holder by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)
Awards may be exercised or claimed on behalf of a deceased Holder or other person entitled to benefits under the Plan by the beneficiary of such Holder or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Holder or other person.

13. General Provisions

13.1
No Implied Rights: Nothing in the Plan or any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders. Neither a Holder nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Holder shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the Holder any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for the receipt of such rights.

13.2
Settlement of Awards: The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Board shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, the Company will be entitled to pay to the Holder an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Board shall determine. The Board may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents provided that such rules and procedures satisfy the requirements of Section 409A of the Code.  No deferral is permitted for Options or SARs.

13.3
Withholding: Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Holder, through the surrender of shares of Common Stock which the Holder already owns, or through the surrender of shares of Common Stock to which the Holder is otherwise entitled under the Plan, in which latter case such surrendered shares shall not be available for grant under the Plan.

13.4
Governing Law: To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

13.5
Award Agreement: An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Holder shall be reflected in such form of written documents as is determined by the Board. A copy of such document shall be provided to the Holder, and the Board may, but need not require that the Holder sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Holder signature is required.

13.6
Application of Code Section 409A: Any Award granted under this Plan shall be provided or made in a manner and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1).  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.

END OF APPENDIX A.

APPENDIX B.

CERTIFICATE OF INCORPORATION

OF

HIBBETT SPORTS, INC.

FIRST: The name of the Corporation is "Hibbett Sports, Inc."

SECOND: The address of its registered office in the state of Delaware is 615 South Dupont Highway, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 81,000,000, consisting of 80,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"):"

The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

FIFTH: The name and mailing address of the incorporator are:

Name                                             Mailing Address

John S. Mitchell, Jr.                             c/o Williams Mullen
1666 K Street, N.W., Suite 1200
Washington, DC 20006

The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than ten directors, the exact number of directors to be determined from time to time as provided in the Bylaws of the Corporation.

(b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2009 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 2007 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2008 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors changes, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

(c) The names and mailing addresses of the persons who are to serve initially as directors of each class are:

	Name	Mailing Address
Class I
	Alton E. Yother	c/o Hibbett Sports, Inc.
451 Industrial Lane
Birmingham, AL 35211

Class II
	Carl Kirkland	c/o Hibbett Sports, Inc.
451 Industrial Lane
Birmingham, AL 35211

	Thomas A. Saunders III	c/o Hibbett Sports, Inc.
451 Industrial Lane
Birmingham, AL 35211

	Michael J. Newsome	c/o Hibbett Sports, Inc.
451 Industrial Lane
Birmingham, AL 35211

Class III
	Clyde B. Anderson	c/o Hibbett Sports, Inc.
451 Industrial Lane
Birmingham, AL 35211

	Ralph T. Parks	c/o Hibbett Sports, Inc.
451 Industrial Lane
Birmingham, AL 35211

(d) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(e) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director elected to fill a vacancy of a former director shall hold office for the remaining term of the former director. Each director elected to fill a newly created directorship shall hold office for a term that coincides with the term of Class to which the director has been assigned.

(f) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

(g) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

The stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:                      (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

(2) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, and this ARTICLE NINTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, and this ARTICLE NINTH, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name this 3rd day of January, 2007.

/s/ John S. Mitchell, Jr.,
John S. Mitchell, Jr., Incorporator

END OF APPENDIX B.

HIBBETT SPORTS, INC.

IMPORTANT ANNUAL MEETING INFORMATION
VOTE BY INTERNET – www.investorvote.com/HIBB
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Central Time, on May 23, 2012.  Follow the steps outlined on the secured website.

VOTE BY TELEPHONE – 1-800-652-VOTE (8683)
Within the United States, Canada & Puerto Rico, you may vote any time on a touch tone telephone by calling the number above up until 11:59 p.m., Central Time, on May 23, 2012.  There is NO CHARGE to you for the call.  Follow the instructions provided by the recorded message.

VOTE BY MAIL
Mark, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Hibbett Sports, Inc., c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5067.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼

A Proposals --- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.
		For	Withhold		For	Withhold		For	Withhold
1.	Election of Class III Directors:

	01 - Jane F. Aggers			02 - Terrance G. Finley			03 - Alton E. Yother

		For	Against	Abstain			For	Against	Abstain
					3.	Say on Pay - Approval, by non-binding
2.	Ratification of the selection of KPMG LLP					advisory vote of our executive
	as the Independent Registered Public					compensation.
Accounting Firm for Fiscal 2013.

		For	Against	Abstain			For	Against	Abstain

4.	Approval of the 2012 Non-Employee				5.	Approval of an amendment to Hibbett
	Director Equity Plan.					Sports, Inc. Certificate of Incorporation
to increase the range of the size of the
Board of Directors from six to nine (6-9)
to seven to ten (7-10).
B Non-Voting Items
Change of Address --- Please print your new address below.

C  Authorized Signatures --- This section must be completed for your vote to be counted. --- Date and Sign Below
IMPORTANT:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.
Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box.	Signature 2 – Please keep signature within box.
/ /

▼IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼

Proxy – HIBBETT SPORTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2012.

The undersigned hereby constitutes and appoints Michael J. Newsome and Gary A. Smith, or either of them, with full power of substitution in each, proxies to vote all shares of Common Stock of Hibbett Sports, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Thursday, May 24, 2012, and at all adjournments thereof, as indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” PROPOSALS 2, 3, 4 and 5.

(Continued, and to be signed, on Reverse Side.)